Exhibit 10.1

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (the “Sublease”) is made as of this 19th day of June, 2014 (the “Effective Date”), by and between SANTARUS, INC. (“Sublessor”), a Delaware corporation and subsidiary, by merger, of Salix Pharmaceuticals, Inc., a California corporation, and MAST THERAPEUTICS, INC. (“Sublessee”), a Delaware corporation.

WITNESSETH:

WHEREAS, on October 5, 2012, Sublessor, as Tenant, entered into an Office Lease (which lease is hereinafter referred to as the “Master Lease”) with Kilroy Realty, L.P., a Delaware limited partnership, as Landlord, having an office at Kilroy Realty Corporation, 12200 West Olympic Boulevard, Suite 200, Los Angeles, CA 90064, Attn: Legal Department (hereinafter referred to as the “Master Lessor”), which lease concerns approximately 47,188 square feet of rentable space in the building known as Building 2 (the “Building”) of Kilroy Center Del Mar located at 3611 Valley Center Drive, San Diego, California 92130 (the “Premises”); and,

WHEREAS, Sublessee desires to sublease a portion of the Premises from Sublessor, and Sublessor desires to sublease a portion of the Premises to Sublessee.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. SUBLEASE. Sublessor does hereby demise, lease and let unto Sublessee and Sublessee’s subsidiaries, including, without limitation, Aires Pharmaceuticals, Inc., SD Pharmaceuticals, Inc., and SynthRx, Inc., (collectively, “Subsidiaries”), and Sublessee does hereby lease and take from Sublessor, for the use by Sublessee and its Subsidiaries, upon the terms and conditions hereinafter set forth, the following described subleased premises:

Approximately 13,707 rentable square feet of space located on the fifth (5th) floor of the Building and commonly known as Suite 500 as shown on the sketch attached hereto as Exhibit A and incorporated herein by reference (the “Subleased Premises”).

Notwithstanding the above demising language with respect to the use of the Subleased Premises by the Subsidiaries, Sublessor and Sublessee agree that the Subsidiaries are not parties to this Sublease and shall have no standing as the Sublessee or as a subtenant hereunder to enforce the provisions hereof against Sublessor, and, provided, further, that Sublessee shall be responsible for the acts and omissions of the Subsidiaries in their use of the Subleased Premises, and the indemnifications of Sublessor by Sublessee hereunder shall include the acts and omissions of the Subsidiaries. Sublessor, Sublessee and the Subsidiaries agree that the intention of the demising to the Subsidiaries hereunder is to permit a licensing by Sublessee to the Subsidiaries of the use of the Subleased Premises for the Sublease Term pursuant to the terms of the Sublease.

2. RIGHT OF FIRST REFUSAL. Sublessee will have a one-time right of first refusal with respect to the 7,044 rentable square feet of space located on the fifth (5th) floor of the Building and commonly known as Suite 550 (“Suite 550”) adjacent to the Subleased Premises beginning on the Commencement Date (as defined below). Sublessor shall notify Sublessee in writing when it has a signed “letter of intent” from a third party subtenant for Suite 550 (“First Refusal Notice”), which First Refusal Notice shall identify the material terms and conditions specified in the letter of intent. Sublessee shall have the right of first refusal to lease Suite 550 on the terms and conditions specified in such letter of intent, except that in any event, the term of Sublessee’s sublease of Suite 550 shall be coterminous with the term of Sublessee’s sublease of the Subleased Premises. Sublessee shall have a period of five (5) business days from the day it receives the First Refusal Notice (“Election Period”) within which to notify Sublessor of its exercise of such right of first refusal. If Sublessee exercises its right of first refusal during the Election Period, Sublessor and Sublessee shall negotiate in good faith an amendment to this Sublease to include Suite 550 in the Subleased Premises on the terms and conditions of the First Refusal Notice, but coterminous with the term of Sublessee’s sublease of the Subleased Premises. If Sublessee does not exercise its right of first refusal during the Election Period, then Sublessor shall be free to negotiate and enter into a sublease for Suite 550 on materially the same net-effective economic terms and fundamental non-economic terms set forth in the letter of intent or upon such other terms as Sublessor shall determine, in its discretion; provided, however, that if Sublessee does not exercise its right of first refusal during the Election Period and Sublessor thereafter intends to enter into a sublease for Suite 550 upon terms that are materially more favorable to a third party subtenant than the terms set forth in the First Refusal Notice, Sublessor shall first deliver written notice to Sublessee (“Second Chance Notice”), providing Sublessee with the opportunity to lease Suite 550 on such materially more favorable terms; provided, further, however, that Sublessor’s obligation to deliver the Second Chance Notice to Sublessee shall expire on the one-year anniversary of the expiration of the Election Period. If Sublessee does not elect to lease Suite 550 upon such materially more favorable terms by written notice to Sublessor within five (5) days from the day it receives the Second Chance Notice, Sublessor shall be entitled to lease Suite 550 to a third party on such materially more favorable terms. For purposes of this Section 2, the terms shall be considered “materially more favorable” if the financial terms change by 10% or more. Master Lessor may require that it grant its consent to this right of first refusal at the time it is exercised, and, in such event, the grant of this right of first refusal on Suite 550 by Sublessor is conditioned upon receiving such consent. If Master Lessor does not grant its consent to Sublessee’s right of first refusal with respect to a particular letter of intent, then Sublessee’s right of first refusal under this Section 2 shall renew, in which case the provisions of this Section 2 shall again be effective and Sublessor shall again offer Suite 550 to Sublessee pursuant to the terms hereof. For purposes of this Section 2, a “letter of intent” shall mean a bona fide offer or counter-offer to lease Suite 550 received by Sublessor from a third party that Sublessor would be willing to accept, were it not for Sublessee’s right of first refusal.

3. RELATIONSHIP TO MASTER LEASE. The Sublease and all its terms, covenants and provisions are and each of them is subject and subordinate to (i) the Master Lease (a copy of which is attached hereto as Exhibit B and incorporated herein by reference) under which Sublessor is in control of the Subleased Premises; (ii) the rights as contained in the Master Lease of the owner or owners of the Premises and/or the land and building of which the Subleased Premises are a part; (iii) all rights of Master Lessor as contained in the Master Lease; and (iv) any and all mortgages or encumbrances now or hereafter affecting the Subleased Premises to which the Master Lease would be subordinated. Sublessee expressly agrees that, if Sublessor’s tenancy, control or right to possession of the Subleased Premises shall terminate by expiration of the Master Lease or any other cause not due to the fault of Sublessor, this Sublease shall thereupon immediately cease and terminate and Sublessee shall give immediate possession to Sublessor; provided however, that the liability of the Sublessee to the Sublessor or the liability of the Sublessor to the Sublessee for termination caused by the applicable party’s default under this Sublease shall not be discharged by reason of such termination. Capitalized terms used, but not defined, herein shall have the meanings given to them in the Master Lease.

4. PERFORMANCE OF MASTER LEASE TERMS. Sublessee shall have the benefit of all rights, waivers, remedies and limitations of liability of Sublessor under the Master Lease as it relates to the Subleased Premises and Common Areas, including, without limitation, all rights to use and access the Subleased Premises and Common Areas as set forth in the Master Lease and all rights to the services and utilities to be provided by Master Lessor for the Subleased Premises and Common Areas. Sublessee hereby expressly, and without condition or reservation, agrees to assume the obligation for performance of all of Sublessor’s responsibilities under the Master Lease with respect to the Subleased Premises and, during the Sublease Term, to be subject to and bound by, and to timely perform and comply with all of the covenants, conditions, stipulations, restrictions and agreements contained therein except as expressly excluded herein, subject to Section 17 with respect to conflicts between agreements. Without limiting the foregoing, except as expressly set forth in this Sublease or as Sublessee may have agreed in a separate “Consent to Sublease” or similar agreement required by Master Lessor, Sublessee shall not be obligated to make any payments directly to Master Lessor. Sublessee hereby agrees to indemnify and hold harmless Sublessor from and against any loss, claim, damage, expense or injury (including reasonable attorney’s fees and court costs) which Sublessor may incur as a result of Sublessee’s failure to perform such obligations, except to the extent caused by Sublessor’s negligence or willful misconduct. Sublessor covenants and agrees that if and so long as Sublessee pays the Rent (as defined below) required of Sublessee to be paid hereunder and Sublessee otherwise timely observes the covenants and conditions hereof and of the Master Lease, Sublessee shall quietly enjoy the Subleased Premises without interference from anyone claiming by or through Sublessor. Sublessor further covenants (a) to pay, as and when due, all Rent and other charges payable by Sublessor to Master Lessor under the Master Lease; (b) not to voluntarily terminate the Master Lease with respect to the Subleased Premises (other than pursuant to an express right to do so under the Master Lease, including, without limitation under Articles 11 and 13); (c) to timely perform those of its covenants and obligations under the Master Lease that do not require for their performance possession of the Subleased Premises and that are not otherwise to be performed hereunder by Sublessee, including, without limitation, maintaining in full force and effect the insurance required by Sublessor under Section 10.3.2 of the Master Lease with respect to the FFE, as hereinafter defined; (d) not to amend the Master Lease in any manner that materially adversely affects Sublessee’s rights under this Sublease; and (e) not to do or permit to be done any act which may constitute a breach or violation of any term of the Master

Lease that is not cured within any applicable notice and cure period thereunder. Notwithstanding any other provision of this Sublease, Sublessor, as sublandlord under this Sublease, shall have the benefit of all rights, waivers, remedies and limitations of liability enjoyed by Master Lessor, as the Landlord under the Master Lease, the terms of which are hereby incorporated herein by this reference, but (i) Sublessor shall have no obligation under this Sublease to perform the obligations of Master Lessor, as Landlord under the Master Lease, including without limitation any obligation to provide services required to be provided by Master Lessor or maintain insurance required to be maintained by Master Lessor with respect to the Subleased Premises; (ii) Sublessor shall not be bound by any representations or warranties of the Master Lessor under the Master Lease; (iii) in any instance where the consent of Master Lessor is required under the terms of the Master Lease, the consent of Sublessor and Master Lessor shall be required, and (iv) Sublessor shall not be liable to Sublessee for any failure or delay in Master Lessor’s performance of its obligations as Landlord under the Master Lease. Notwithstanding the foregoing, Sublessor shall use commercially reasonable efforts to cause the Master Lessor to perform its obligations under the Master Lease, provided that Sublessor shall not be required hereunder to file lawsuits or to litigate in connection with enforcing its rights under the Master Lease.

5. TERM. The term of this Sublease shall be five (5) years and four (4) months, commencing February 1, 2015 (“Commencement Date”) and expiring on May 31, 2020 (the “Sublease Term”). Notwithstanding the Commencement Date, subject to the Sublessee having obtained the insurance required hereunder and under the Master Lease (except for (a) the insurance under Section 10.3.2, which shall be carried by Sublessor with respect to the FFE and (b) Broad Form contractual liability coverage), and subject to the consent of Master Lessor to this Sublease and the consent of Master Lessor and Sublessor to the proposed Upfit (as defined below), and having complied with the other requirements of Master Lessor and/or the Master Lease with respect to Sublessee’s proposed Upfit of the Subleased Premises, Sublessee shall be given access to entire Subleased Premises on October 1, 2014 (the “Sublease Delivery Date”) to begin the proposed Upfit, as that term is defined below in Section 8. Notwithstanding the foregoing, in the event that Sublessee completes the Upfit and begins operating its business in the Subleased Premises on a date prior to February 1, 2015, the “Commencement Date” shall be such earlier date, with the expiration date remaining the same as set forth in this Section 5.

6. RENT. Commencing on the Commencement Date, during the first year term of this Sublease, Sublessee covenants to pay Sublessor as annual base rent the sum of $493,452.00 (“Base Rent”), in monthly installments of $41,121.00 each (“Monthly Base Rent”). Base Rent shall increase by three percent (3%) on each anniversary of the Commencement Date.

Sublessee shall pay Monthly Base Rent for the first month of the Sublease Term at the time of its execution of this Sublease. Notwithstanding the foregoing, Monthly Base Rent for months 2 and 3 of the Sublease Term, and $13,707.00 of Monthly Base Rent for month 4 of the Sublease Term shall be abated. Subject to the foregoing, Sublessee shall pay Sublessor the Monthly Base Rent, without offset or deduction, prior notice or demand, in advance on the first day of each calendar month during which such Monthly Base Rent is due pursuant to the terms hereof.

In addition to Base Rent, during the Sublease Term, Sublessee shall pay 100% of electricity used in the Subleased Premises, which shall be separately metered and paid for directly to the utility company. In addition, beginning on February 1, 2016 and thereafter during the Sublease Term, Sublessee shall pay to Sublessor as additional rent an amount equal to Sublessee’s share (“Sublessee’s Share”) of real estate taxes and Operating Expenses (collectively, “Expenses”) for the Premises for each Expense Year that are in excess of the total amount of Expenses for the Premises incurred by Sublessor during calendar year 2015 (the “Base Year”) pursuant to the terms and conditions of the Master Lease. Sublessee’s Share is a percentage that reflects the ratio of the rentable square feet in the Subleased Premises (13,707 rentable square feet) to the rentable square feet in the Premises (47,188 rentable square feet), which as of the Effective Date is equal to 29%. Sublessee’s obligation to pay Sublessee’s Share of Expenses as set forth herein shall be referred to herein as “Additional Rent”. “Additional Rent” and “Base Rent” shall be referred to collectively herein as “Rent.” In no event shall Sublessee be obligated to pay any Expenses pursuant to this Section 6 unless and until Sublessee has received the corresponding Estimate Statement from Sublessor pursuant to the terms and conditions of the Master Lease, which Sublessor shall provide after Sublessor has received the same from the Master Lessor, and which shall set forth a reasonable estimate of Sublessee’s Share of Expenses for the applicable Expense Year that are in excess of the total amount of Expenses for the Premises incurred by Sublessor during the Base Year (the “Estimate”). Sublessee will pay the Estimate by the later of (a) February 1 of the Expense Year to which such Estimate Statement relates, or (b) thirty (30) days following Sublessee’s receipt of such Estimate Statement. When the actual Expenses and the amount paid by Sublessor to Master Lessor pursuant to the Estimate Statement are reconciled between the Master Lessor and Sublessor for the previous Expense Year pursuant to Article 4 of the Master Lease, Sublessor and Sublessee will conduct a similar reconciliation of the amount paid by Sublessee pursuant to the Estimate Statement versus the actual Expenses with any overpayment paid by Sublessee to be credited to Sublessee’s future Expenses obligations and any underpayment to be paid by Sublessee to Sublessor within thirty (30) days of the completion of such reconciliation. In the final year of the Sublease Term, any such Expenses overpayment or underpayment will be paid directly to the party to which such overpayment or underpayment is due by check in the amount of such overpayment or underpayment within thirty (30) days of the completion of such reconciliation. If the Commencement Date is a day other than the first day of a month, Rent for the month in which the Commencement Date occurs shall be prorated on a daily basis. Sublessee’s obligation to pay Additional Rent for the final year of the Sublease Term shall be prorated on a monthly basis based upon the number of months during which Sublessee occupies the Subleased Premises during such year. Rent shall be paid to Sublessor c/o Salix Pharmaceuticals, Inc., 8501 Colonnade Center Drive, Raleigh, NC 27615, Attn: Joey Sullivan. Where permitted by applicable law, if any payment of Rent is not paid when due, Sublessee shall pay the Sublessor upon demand, as a late charge, an amount equal to five percent (5%) of each Rent installment, or any part thereof, which is overdue for more than ten (10) days.

7. USE. Sublessee shall use the Subleased Premises only for the Permitted Use under the Master Lease and at all times in compliance with the Master Lease.

8. CONDITION OF PREMISES; SUBLESSEE’S UPFIT. SUBJECT TO (a) SUBLESSOR’S REPRESENTATIONS AND WARRANTIES UNDER SECTION 18(b) AND (b) SUBLESSOR’S OBLIGATIONS UNDER THIS SUBLEASE, SUBLESSEE (i) ACCEPTS THE SUBLEASED PREMISES IN THEIR “AS IS” CONDITION ON THE COMMENCEMENT DATE HEREOF, (ii) ACKNOWLEDGES THAT SUBLESSOR HAS MADE AND MAKES NO OTHER REPRESENTATIONS OR WARRANTIES CONCERNING THE CONDITION OF THE SUBLEASED PREMISES OR THEIR FITNESS FOR THE USE INTENDED BY SUBLESSEE, AND (iii) AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW THE SUBLESSEE WAIVES ANY CLAIM IT HAS, MAY HAVE, OR OUGHT TO HAVE AGAINST THE SUBLESSOR, BASED ON OR ARISING OUT OF THE CONDITION OF THE SUBLEASED PREMISES. Sublessee shall, at all times during the Sublease Term, keep and maintain the Subleased Premises in good condition and repair as required by the Master Lease. Notwithstanding the foregoing, Sublessee shall have the right to make certain improvements to and installations in the Subleased Premises, including, without limitation, construction of additional private offices, construction of a data/IT room and installation of associated mechanical, electrical and plumbing, HVAC, data/IT and phone equipment and furniture, fixtures and other equipment (collectively, the “Upfit”), to solicit bids for the conduct of the Upfit, to select the contractor and other vendors to perform the Upfit, and to supervise the Upfit, all at Sublessee’s sole cost and expense, provided that Sublessee has obtained the approval of Sublessor and Master Lessor to (i) a reasonably detailed set of plans and specifications (“Upfit Plans”), (ii) the contractor who will perform such work and (iii) such other matters as Master Lessor may require pursuant to the terms and conditions of the Master Lease, all such plans, specifications and work to be in compliance with applicable laws and performed in a good and workmanlike manner. Sublessor or Master Lessor may require lien waiver(s) from all contractors in connection with progress payment and completion of the Upfit. Notwithstanding the timing of completion of the Upfit, Sublessee’s obligation to pay Base Rent shall commence on the Commencement Date, subject to the terms of this Sublease.

9. INSURANCE AND INDEMNIFICATIONS. From the date on which Sublessee first enters the Premises to conduct the Upfit or the Commencement Date, whichever is earlier, and thereafter during the Sublease Term, Sublessee shall, at Sublessee’s expense, keep in effect (i) a policy of comprehensive general liability insurance applicable to the Subleased Premises with a company and in amounts as required under the Master Lease, which policy shall name Sublessor and Master Lessor as additional insureds; (ii) a policy of Workers’ Compensation insurance in at least the statutory amounts; and (iii) insurance covering loss to Sublessee’s personal property by fire or other casualty in accordance with the provisions of the Master Lease. Sublessee shall indemnify, defend and hold harmless the Sublessor from and against any loss, claim, damage, expense or injury to persons or property caused by or arising out of (i) use and occupancy by Sublessee, its agents, employees, contractors, licensees, or invitees, of the Subleased Premises; (ii) Sublessee’s default in the performance of its obligations hereunder or under the terms of the Master Lease; or (iii) any negligent or intentional act or omission by Sublessee, its agents, employees, contractors, licensees or invitees, except to the extent caused by or arising out of Sublessor’s negligence, intentional misconduct or default in the performance of its obligations hereunder or under the terms of the Master Lease. Notwithstanding Section 10.3.1 of the Master Lease, Sublessor agrees that Sublessee shall not be obligated to maintain Broad Form contractual liability coverage. Except to the extent caused by or arising out of Sublessee’s negligence or intentional misconduct or a default by Sublessee under this Sublease or the terms of the Master Lease, Sublessor shall indemnify, defend and hold harmless Sublessee from and against any loss, claim, damage, expense or injury to persons or property caused by or arising out of Sublessor’s negligence, intentional misconduct or default in the performance of its obligations hereunder or under the terms of the Master Lease. Notwithstanding anything in this Sublease to the contrary (i) the provisions of Section 10.3.3 of the Master Lease shall apply as between Sublessor and Sublessee and (ii) neither party shall be responsible to the other hereunder for any special, indirect, or consequential damages.

10. SURRENDER. At the expiration or earlier termination of this Sublease, Sublessee shall surrender the Subleased Premises to Sublessor in broom clean condition in the same condition as on the Commencement Date hereof, ordinary wear and tear excepted. Sublessee warrants and covenants that it will pay the full cost of any repairs or maintenance necessary to restore the Subleased Premises to the same condition as on the Commencement Date hereof, ordinary wear and tear excepted, and subject to Master Lessor’s requirements that Sublessee remove any of its Upfit and restore the Subleased Premises, provided such requirements shall have been communicated to Sublessee in writing along with Master Lessor’s consent to the plans for the Upfit.

11. ASSIGNMENT AND SUBLETTING. Sublessee may not assign this Sublease or further sublet all or any part of the Subleased Premises without the prior written consent of Sublessor and Master Lessor, subject to the terms and conditions of Section 14.8 of the Master Lease. A change in control of Sublessee shall be an assignment hereunder. Sublessor reserves the right to recapture the Subleased Premises in the event Sublessee intends to further sublease or to assign its rights hereunder on the same terms applicable to Master Lessor under the Master Lease. In the event Sublessor desires to exercise such right of recapture, it will provide notice of recapture to Sublessee within thirty (30) days of Sublessor’s receipt of notice from Sublessee of its request for consent to an assignment or sublease. Notwithstanding anything contained herein or in the Master Lease to the contrary, Sublessor may condition its consent to any further subleasing of the Subleased Premises (or assignment) on (i) Sublessee and its sub-sublessee agreeing that such sub-sublessee shall pay its rent under any sub-sublease directly to Sublessor; (ii) Sublessee being responsible for paying any actual out-of pocket costs, expenses and fees of Sublessor and Master Lessor, respectively, in connection with evaluating Sublessee’s request (including, without limitation, attorneys’, accountants’, engineers’ and consultants’ fees and expenses), in no event to exceed $2,500.00 in the aggregate for each of Sublessor and Master Lessor; and (iii) Sublessee paying over to Sublessor the Transfer Premium as defined in Section 14.3 of the Master Lease.

12. DEFAULT. If Sublessee shall default (i) in the payment of Rent as required hereunder, when and as due, unless such default is cured within three (3) business days after receipt of written notice that the same was not paid when due, or (ii) if Sublessee shall default in the performance of any of the other terms, covenants and conditions of this Sublease which default remains uncured for twenty-five (25) days after Sublessee’s receipt of written notice; provided, that if the nature of such default is such that the same cannot reasonably be cured within a twenty-five-day period, Sublessee shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default, or (iii) if any act or omission of Sublessee would be a default with respect to a provision of the Master Lease were Sublessee the tenant thereunder, except where such provision conflicts with a provision of this Sublease, then Sublessor may (aa) avail itself of any remedy available to the Master Lessor under the Master Lease; (bb) avail itself of any statutory remedy provided by the laws of the state in which the Subleased Premises are situated; (cc) re-enter, retake and repossess the Premises with or without notice or summary process; and/or (dd) terminate this Sublease.

13. ACCESS. Sublessor shall be permitted access to the Subleased Premises at all reasonable times upon reasonable advance notice, or at any time in case of emergency, to inspect the Subleased Premises or, during the last six months of the Sublease Term, to show the Subleased Premises to other potential subtenants. Sublessor shall use commercially reasonable efforts to conduct all of its activities permitted under this Paragraph in a manner which will not unreasonably inconvenience, annoy or disturb the Sublessee in its use and occupancy of the Subleased Premises. After the Effective Date, Sublessee shall be permitted access to the Subleased Premises at all reasonable times upon reasonable advance notice, to inspect the Subleased Premises.

14. NOTICE. Any notice required or permitted to be sent pursuant to this Sublease shall be sent by facsimile or certified mail, return receipt requested, postage prepaid (“Mail”) to the parties at the following addresses or facsimile numbers and to such other addresses or facsimile numbers as they shall from time to time indicate:

Sublessee:	Sublessor:

Prior to the Commencement Date:

12390 El Camino Real, Suite 150

San Diego, CA 92130

Attention: Legal

Phone: 858-552-0866

Fax: 858-552-0876

After the Commencement Date:

At the Sublease Premises

Attention: Legal

Phone:

Fax:

Santarus, Inc., c/o Salix Pharmaceuticals, Inc. 8501 Colonnade Center Drive Raleigh, NC 27615 Attention: Timothy Creech, Esq., Corporate Counsel With cc to: General Counsel Phone: Fax:

Notice shall be deemed given on the date received, if sent by facsimile, or three days after the date it is posted, if sent by Mail.

15. SUBLESSOR RELEASED FROM LIABILITY IN CERTAIN EVENTS. Sublessor shall not be responsible to Sublessee, at any time or in any event, for deterioration or change in the condition of the Subleased Premises during the Sublease Term not caused by the negligence or willful misconduct of Sublessor or its agents, employees or contractors. Sublessor shall also not be responsible for any damage to Sublessee’s property contained therein, including injury to persons whether caused by riot or civil commotion, fire or earthquake damage, or overflow or leakage upon or into the Subleased Premises, of water, steam, gas or electricity, or by any breakage in pipes or plumbing, or breakage, leakage or obstruction of sewer pipes or other damage occasioned by water being upon or coming through the roof, skylight, trapdoors, walls, basement or otherwise, nor for failure of the heating (steam) plant, nor for loss of property by theft or otherwise, nor for any damage arising from any act or neglect of any co-tenant or other occupant of the Subleased Premises, or for that of any owner or occupants of adjoining or contiguous property unless said damage, loss or injury results from the negligence or willful misconduct of Sublessor or its agents, employees or contractors.

16. CONSENT OF MASTER LESSOR; SUBLESSOR. This Sublease is Subject to and conditioned upon the consent of the Master Lessor. If such consent to this Sublease is not obtained prior to the Sublease Delivery Date, either party may terminate this Sublease, in which case Sublessor shall refund to Sublessee all amounts paid by Sublessee to Sublessor as of the date of such termination. Upon execution of this Sublease, Sublessor shall promptly ask Master Lessor for consent, which consent may be documented on a counterpart signature page to this Sublease or in a separate “Consent to Sublease” (or similarly styled) document or agreement, in Master Lessor’s discretion. Sublessor and Sublessee shall reasonably cooperate to seek Master Lessor’s consent to this Sublease (including, without limitation, Sublessee’s delivery of financial information required under Section 14.1(iv) of the Master Lease), to the proposed Upfit and, at no cost to Sublessor, to any other matter under the Master Lease as may be reasonably requested by Sublessee.

17. ENTIRE AGREEMENT. This Sublease (including the provisions of the Master Lease and all other exhibits hereto) contains the entire agreement between the parties and any agreement hereafter made shall be ineffective to change, modify or discharge it in whole or in part unless such agreement is in writing and signed by the parties hereto. In the event of a conflict between the terms of this Sublease and the terms of the Master Lease, the terms of this Sublease shall control, as between Sublessee and Sublessor.

18. REPRESENTATIONS AND WARRANTIES.

a.	SUBLESSEE’S REPRESENTATIONS AND WARRANTIES. Sublessee represents and warrants that (i) Sublessee is a corporation existing and in good standing under the laws of the State of Delaware, and Sublessee is duly authorized to enter into this Sublease; (ii) the officer executing this Sublease on behalf of Sublessee is duly authorized to do so and to bind the Sublessee hereto; and (iii) Sublessee shall provide Sublessor, upon request, with financial information on Sublessee reasonably satisfactory to Sublessor, including, without limitation, an Income Statement, a Balance Sheet, a Statement of Cash Flows, and Notes to Financial Statements.

b.	SUBLESSOR’S REPRESENTATIONS AND WARRANTIES. Sublessor represents and warrants that, as of the Effective Date, (i) the Master Lease is in full force and effect; (ii) the Master Lease is scheduled to expire on May 31, 2020; (iii) Sublessor has neither given nor received notice of default pursuant to the Master Lease that remains uncured nor is Sublessor aware of any event that might constitute an event of default under the Master Lease; (iv) Sublessor has not received written notice of any non-compliance of the Subleased Premises with applicable laws or codes affecting the Subleased Premises, the Premises, the Building or the Project; and (v) the copy of the Master Lease attached hereto as Exhibit B is a true and complete copy of the Master Lease, and there are no other agreements between Master Lessor and Sublessor with respect to the Subleased Premises that would materially adversely affect Sublessee’s use and occupancy of the Subleased Premises or Sublessee’s rights under this Sublease.

19. MISCELLANEOUS.

a. If any term, covenant or condition of this Sublease or the application thereof to any circumstances or to any person, corporation or other entity shall be invalid or unenforceable to any extent, the remaining terms, covenants and conditions of this Sublease shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

b. The paragraph headings contained in this Sublease have been included for convenience only and shall not be used in the construction or interpretation of this Sublease.

c. This Sublease shall be governed by and construed in accordance with the laws of the State of California.

d. Where consent is required pursuant to this Sublease, such consent shall not be unreasonably withheld, conditioned or delayed.

e. If either party requests that the other provide any information that such other party has not made publicly available through its filings with the Securities and Exchange Commission, the provision of such information to the requesting party shall be conditioned upon the requesting party’s execution of a confidentiality agreement reasonably acceptable to the other party.

f. Without limiting the notice periods set forth in Section 2 of this Sublease, (i) in any instances where Master Lessor, as Landlord under the Master Lease, has a certain period of time in which to notify Sublessor, as Tenant under the Master Lease, whether Master Lessor will or will not take any particular action, Sublessor, as Landlord under this Sublease, shall have an additional five (5) day period after receiving such notice in which to notify Sublessee as to whether Master Lessor will or will not take such action; provided, however, for clarity, that this provision shall not apply where Sublessor is obligated to notify Sublessee whether Sublessor, independently of Master Lessor, will or will not take any particular action, and (ii) in any instance where Sublessor, as Tenant under the Master Lease, has a certain period of time in which to notify Master Lessor as Landlord under the Master Lease, whether Sublessor or Sublessee will or will not take any particular action relating to the Subleased Premises, Sublessee, as tenant under this Sublease, must notify Sublessor, as landlord under this Sublease, at least five (5) days before the end of such period as to whether Sublessee will or will not take such action, but in no event shall Sublessee have a period of less than five (5) days in which so to notify Sublessor unless the relevant period under the Master Lease is five days or less, in which case the period under this Sublease shall be no less than two (2) days.

20. ATTORNEYS’ FEES. In the event that any action or proceeding shall be brought by any party hereto against the other with respect to any matter arising under this Sublease, the prevailing party shall be entitled to recover from the other costs of suit and reasonable attorneys’ fees actually incurred.

21. SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

22. HOLDOVER. Sublessee shall not be permitted to holdover after the expiration or earlier termination of the Master Lease, and Sublessee shall indemnify Sublessor from and against any loss, cost or damage incurred by Sublessor as a result of such holdover.

23. BROKERAGE. Sublessee represents and warrants that it has dealt with no real estate broker or agent other than RE:Align, Inc., and Sublessor warrants that it has dealt with no real estate broker or agent other than Davis Moore Capital and Jones Lang LaSalle with respect to this transaction. Each party shall indemnify and hold harmless the other from and against all claims of any other broker or agent claiming to have represented Sublessee or Sublessor as the case may be in this matter. Such brokers will be paid their fees or commissions in accordance with the terms of separate brokerage agreements. Sublessee shall not be responsible for any such fees or commissions.

24. SECURITY DEPOSIT. Sublessee has concurrently with the execution of this Sublease deposited with Sublessor the sum of $300,000.00 (hereinafter sometimes referred to as the “Security Deposit”) as security for the full performance of every provision of this Sublease by Sublessee. If Sublessee shall fully perform each provision of this Sublease, that portion of the Security Deposit which has not been used by Sublessor to apply to any costs, charges or payments owing by Sublessee to Sublessor hereunder shall be returned to Sublessee without interest within thirty (30) days after the expiration or earlier termination (except where such termination is pursuant to Section 12) of the Sublease. Sublessor may deliver the funds deposited hereunder by Sublessee to the purchaser or transferee of Sublessor’s interest in the Premises in the event that such interest be sold or transferred, and, in the event the purchaser or transferee agrees in writing to assume all of the obligations of Sublessor under this Sublease, thereupon Sublessor shall be discharged from any further liability with respect to such Security Deposit. Notwithstanding the foregoing, Sublessor agrees that, so long as Sublessee is not in default under the Sublease that continues beyond the applicable notice and cure period and so long as immediately prior to months 13, 16, 19 and 24 of the Sublease Term Sublessee provides, upon receipt of Sublessor’s written request, reasonable evidence to Sublessor (or Sublessor is otherwise reasonably able to determine to its satisfaction) that Sublessee has no less than one (1) year’s operating cash (consisting of cash, cash equivalents and investment securities on Sublessee’s balance sheet) available to it, which evidence shall be satisfied by a copy of Sublessee’s most recent annual or quarterly report on Form 10-K or 10-Q, respectively, Sublessor will deduct from the Security Deposit and apply to Sublessee’s Base Rent obligation hereunder the amount necessary to pay such Base Rent obligation for such months, respectively. Sublessor will continue to hold the balance of the Security Deposit until the expiration or earlier termination of the Sublease. If an event of default under the Sublease shall occur and continue beyond the applicable notice and cure period, Sublessee shall, upon receipt of written notice from Sublessor, promptly pay and restore any amounts of the Security Deposit that have been credited against Base Rent hereunder, and, following expiration of the applicable notice and cure period for such event of default, Sublessor will make no further deductions from the Security Deposit. If Master Lessor terminates or revokes its consent to this Sublease for any reason other than the default by Sublessee, and this Sublease terminates as a result, Sublessor shall return the Security Deposit to Sublessee within fifteen (15) days following such termination or revocation.

25. PARKING; SIGNAGE. Sublessee shall have the same parking rights with respect to the Subleased Premises as Sublessor under the terms of the Master Lease (pro rated to reflect the square footage of the Subleased Premises as compared to the Premised under the Master Lease), and no more. Subject to Master Lessor’s approval, Sublessee, at Sublessee’s sole cost and expense, shall be entitled to have Sublessee’s name listed on the directory sign in the main lobby of the Building and shall be provided Building standard suite entry signage. Sublessee shall not be permitted to include its name on the Building/Project monument sign.

26. FURNITURE AND PERSONAL PROPERTY. Sublessor grants to Sublessee at no cost and for the Sublease Term a license to use the furniture, fixtures and data cabling existing in the Subleased Premises as of the Commencement Date and owned by Sublessor (the “FFE”), including, without limitation, such FFE as is more particularly shown on the floor plan attached as Exhibit C and made a part hereof. Sublessor represents and warrants that, to its knowledge, the FFE described in Exhibit C reflects, as accurately as reasonably practicable, the FFE that will be owned by Sublessor and physically located in the Subleased Premises as of the Sublease Delivery Date. Sublessee accepts the FFE in its “AS IS” condition, with no representation or warranty of any kind, express or implied, from Sublessor with respect to the same. At the expiration or earlier termination of the Sublease Term, Sublessee agrees that it will accept ownership of the FFE by Bill of Sale from Sublessor pursuant to which the amount payable by Sublessee for such FFE shall be $1, and that Sublessee shall be responsible for removing all FFE from the Subleased Premises as required hereunder and under the Master Lease and for repairing any damage to the Subleased Premises caused by such removal.

[The following page is the signature page.]

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease Agreement effective as of the day and year first-above written.

SUBLESSOR:		SUBLESSEE:
Santarus, Inc.		Mast Therapeutics, Inc.

By:	/s/ Timothy J. Creech	By:	/s/ Brandi Roberts
Name:	Timothy J. Creech	Name:	Brandi Roberts
Title:	President	Title:	Chief Financial Officer
Date:	6/25/14	Date:	6/19/14

By executing below, Master Lessor hereby agrees and consents to the terms of this Sublease Agreement.

MASTER LESSOR:

Kilroy Realty, L.P.

By:
Name:
Title:
Date:

EXHIBIT A

Subleased Premises

EXHIBIT B

Master Lease

KILROY CENTRE DEL MAR

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between KILROY REALTY, L.P., a Delaware limited partnership (“Landlord”), and SANTARUS, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE	DESCRIPTION

1. Date:	October 5, 2012.

2. Premises:

2.1 Building:	That certain five (5)-story building (the “Building”) located at 3611 Valley Centre Drive, San Diego, California 92130, which Building contains approximately 133,240 rentable square feet of space, and which Building is commonly referred to as “Building 2” within the “Project” (defined below).

2.2 Premises:	40,144 rentable (37,167 usable) square feet of space comprising (a) 26,437 rentable (25,038 usable) square feet of space located on the fourth (4th) floor of the Building commonly known as Suite 400, and (b) 13,707 rentable (12,129 usable) square feet of space located on the fifth (5th) floor of the Building commonly known as Suite 500. The Initial Premises is further set forth in Exhibit A to this Lease.

2.3 Must-Take Space:	7,044 rentable (6,233 usable) square feet of space located on the fifth (5th) floor of the Building commonly known as Suite 550, as further set forth in Exhibit A-1 to this Lease.

2.4 Project:	The Building is part of an office project known as “Kilroy Center Del Mar,” as further set forth in Section 1.1.2 of this Lease.

KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

3. Lease Term
(Article 2):

3.1 Length of Term:	Approximately seven (7) years and five (5) months.

3.2 Lease Commencement Date:	The earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Premises, and (ii) the date upon which the Premises is “Ready for Occupancy,” as that term is set forth in Section 5.1 of the Work Letter attached as Exhibit B to the Lease, which Lease Commencement Date is anticipated to be December 15, 2012.

3.3 Intentionally Omitted:	Intentionally Omitted.

3.4 Lease Expiration Date:	The last day of the eighty-ninth (89th) full calendar month of the Lease Term.

3.5 Option Terms:	Two (2) five (5)-year options to renew, as more particularly set forth in Section 2.2 of this Lease.

-2-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

4.	Base Rent (Article 3):

Period During Lease Term	Annualized Base Rent*		Monthly Installment of Base Rent*		Monthly Rental Rate per Rentable Square Foot*
Lease Commencement Date – the day immediately preceding the Must-Take Space Commencement Date	$1,710,134.40	**	$142,511.20	**	$3.55
The Must-Take Space Commencement Date – the last day of the full calendar month that is Lease Month 12¯	$2,010,208.80	¿	$167,517.40	¿	$3.55
The first (1st) day of the full calendar month that is Lease Month 13 – the last day of the full calendar month that is Lease Month 24¯	$2,070,515.06		$172,542.92		$3.66
The first (1st) day of the full calendar month that is Lease Month 25 – the last day of the full calendar month that is Lease Month 36¯	$2,132,630.52		$177,719.21		$3.77
The first (1st) day of the full calendar month that is Lease Month 37 – the last day of the full calendar month that is Lease Month 48¯	$2,196,609.43		$183,050.79		$3.88
The first (1st) day of the full calendar month that is Lease Month 49 – the last day of the full calendar month that is Lease Month 60¯	$2,262,507.71		$188,542.31		$4.00
The first (1st) day of the full calendar month that is Lease Month 61 – the last day of the full calendar month that is Lease Month 72¯	$2,330,382.95		$194,198.58		$4.12
The first (1st) day of the full calendar month that is Lease Month 73 – the last day of the full calendar month that is Lease Month 84¯	$2,400,294.43		$200,024.54		$4.24
The first (1st) day of the full calendar month that is Lease Month 85 – Lease Expiration Date¯	$2,472,303.27		$206,025.27		$4.37

*	The initial Annual Base Rent (and Monthly Installment of Base Rent) was calculated by (A) multiplying the initial Monthly Rental Rate per Rentable Square Foot by the number of rentable square feet of space in the Premises, and (B) increasing such amount by the “Additional Monthly Base Rent,” if any, as that term is set forth in Section 1.3 of the Work Letter. In all subsequent periods during the Lease (i.e., commencing on the first (1st) day of the full calendar month that is Lease Month 13 and continuing thereafter at the intervals set forth above), the calculation of Annual Base Rent (and Monthly Installment of Base Rent) reflects an annual increase of three percent (3%).
**	Subject to abatement, pursuant to Sections 3.2, below.
¯	The Base Rent for this period, as well as all subsequent periods during the Lease Term, was calculated based on the inclusion of the Must-Take Space as part of the Premises.
¿	Subject to abatement, pursuant to Sections 3.3, below.

-3-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

5. Base Year (Article 4):	Calendar year 2013; provided, however, electricity is separately metered and directly paid by Tenant to the applicable utility provider or, at Landlord’s option, to Landlord.

6. Tenant’s Share (Article 4):	Initially, 30.1291%. As of the Must-Take Space Commencement Date, 35.4158%.

7. Permitted Use (Article 5):	Tenant shall use the Premises solely for general office use and uses incidental thereto (the “Permitted Use”); provided, however, that notwithstanding anything to the contrary set forth hereinabove, and as more particularly set forth in the Lease, Tenant shall be responsible for operating and maintaining the Premises pursuant to, and in no event may Tenant’s Permitted Use violate, (A) Landlord’s “Rules and Regulations,” as that term is set forth in Section 5.2 of this Lease, (B) all “Applicable Laws,” as that term is set forth in Article 24 of this Lease, (C) all applicable zoning, building codes and the “CC&Rs,” as that term is set forth in Section 5.3 of this Lease, and (D) the character of the Project as a first-class office building Project consistent with “Comparable Buildings” (as that term is defined in Section 4 of Exhibit G attached hereto and made a part hereof).

-4-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

8. Security Deposit (Article 21):	$348,536.00.

9. Parking Pass Ratio (Article 28):	Four (4) unreserved parking passes for every 1,000 rentable square feet of the Premises

10. Address of Tenant (Section 29.18):

Santarus, Inc.

3721 Valley Centre Drive, Suite 400

San Diego, California 92130

Attention: Chief Financial Officer

With a copy to:

Santarus, Inc.

3721 Valley Centre Drive, Suite 400

San Diego, California 92130

Attention: Legal Affairs Department

(Prior to the Lease Commencement Date)

and

Santarus, Inc.

3611 Valley Centre Drive, Suite 400

San Diego, California 92130

Attention: Chief Financial Officer

With a copy to:

Santarus, Inc.

3611 Valley Centre Drive, Suite 400

San Diego, California 92130

Attention: Legal Affairs Department

(After Lease Commencement Date)

11. Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

-5-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

12. Broker (Section 29.24):

Representing Tenant:	Representing Landlord:

Jones Lang LaSalle.	None.

13. Improvements

13.1 Landlord Contribution Amount Towards the cost of the Improvements in the initial Premises (Section 2 of Exhibit B):	$1,405,040.00 (i.e., Thirty-Five and 00/100 Dollars ($35.00) for each rentable square foot of the Premises), with an option, pursuant to the terms of Section 1.3 of the Work Letter, of an “Additional Allowance” of up to a maximum of Five and 00/100 Dollars ($5.00) per rentable square foot of the Premises.

13.2 Landlord Contribution Amount Towards the cost of the Improvements in the Must-Take Space (Section 2 of Exhibit B):	The product of (A) $246,540.00 (i.e., Thirty-Five and 00/100 Dollars ($35.00) for each rentable square foot of the Must-Take Space), and (B) a fraction the numerator of which is the number of full calendar months occurring during the “Must-Take Term” (as that term is defined in Section 1.3.3 of this Lease) when Base Rent is payable (i.e., such period shall not include “Must-Take Base Rent Abatement Period” (as that term is defined in Section 3.3 of this Lease)), and the denominator of which is eight-four (84) (i.e., the number of full calendar months occurring during the entire initial Lease Term when Base Rent is payable). The foregoing amount shall be referred to as the “Must-Take Space Improvement Contribution Amount.”

-6-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the “TCCs”) herein set forth, and Landlord and Tenant each covenant as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed. The parties hereto hereby acknowledge that the purpose of Exhibits A and A-1 is to show the approximate location of the Premises and the Must-Take Space in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the access-ways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Work Letter attached hereto as Exhibit B (the “Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Work Letter. Subject to Landlord’s repair and maintenance obligations set forth in Article 7 of this Lease, below, and the terms and provisions of the Work Letter, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair, subject only to (i) the provisions of this Section 1.1.1, (ii) latent defects brought to Landlord’s attention in writing within one (1) year following Landlord’s delivery of the Premises to Tenant, and (iii) Landlord’s ongoing obligations set forth in Sections 1.1.3 and 29.33, and Articles 7 and 24 of this Lease. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall, at Landlord’s sole cost and expense, deliver the Premises to Tenant with the “Building Structure” (as that term is defined in Section 7.1 below) and the “Building Systems” (as that term is defined in Section 7.1, below) serving and within the Premises, in good working condition and repair and in material compliance with all “Applicable Laws” (as that term is defined in Article 24 of this Lease) in effect as of the date of the delivery of the Premises by Landlord to Tenant, and Landlord covenants that (A) such Building Systems have recently been operated, (B) such Building Systems have been regularly serviced, and (C) such Building Systems and the Building’s roof have a remaining useful life extending beyond the initial Lease Term (and if any of the same need to be replaced during the initial Lease Term for any reason other than (x) Tenant’s over-standard use of the same, in which case the provisions of Section 6.2 of the Lease shall apply; or (y) Tenant’s failure to properly maintain the same in accordance with Article 7 of this Lease; or (z) as permitted by Section 4.2.4(xiii)(A) or (B), the cost shall be paid by Landlord and not included in Operating Expenses). If, within the first twelve (12) months of the initial Lease Term, it is discovered that Landlord failed to deliver the Premises in compliance with the obligations listed in the immediately preceding sentence, then Landlord shall, at its sole cost and expense, make any repairs and/or replacements necessary to put the Building Systems and Building Structure serving the Premises in the condition required by the immediately preceding sentence.

-7-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

1.1.2 The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office project known as “Kilroy Centre Del Mar.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) the other office buildings located adjacent to the Building and the land upon which such adjacent office buildings are located.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas” (as those terms are defined below). The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord (including, without limitation, the Fitness Center (subject to the provisions of Section 29.34), sidewalk areas, multi-tenant access-ways and the multi-tenant “first-come first served” areas of the Project parking facility). The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord (including, without limitation, the main multi-tenant lobby of the Building, the areas on individual multi-tenant floors that are designed to be accessible to more than one (1) tenant (e.g., fire vestibules, elevators, multi-tenant foyers, multi-tenant lobbies, multi-tenant electrical and telephone closets, multi-tenant restrooms, multi-tenant mechanical rooms, multi-tenant janitorial closets and other similar facilities for the benefit of the tenants and invitees of the Building)). The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord (but at all times in a manner consistent with a first class office project) and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time, provided that such rules, regulations and restrictions do not unreasonably interfere with the rights granted to Tenant under this Lease and the permitted use granted under Section 5.1, below. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided that no such changes shall be permitted which (a) materially reduce Tenant’s rights, the level of utilities or services supplied to the Premises or access hereunder, or (b) materially increase Tenant’s obligations hereunder. Except when and where Tenant’s right of access is specifically excluded in this Lease, Tenant shall have the right of access to the Premises, the Building, and the Project parking facility twenty-four (24) hours per day, seven (7) days per week during the “Lease Term,” as that term is defined in Section 2.1, below.

-8-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

1.2 Stipulation of Rentable Square Feet of Premises. For purposes of this Lease, the “rentable square feet” and “usable square feet” of the Premises has been calculated by Stevenson Systems, Inc. using Office Buildings: Standard Methods of Measurement and Calculating Rentable Area – 2010 (Method B) (ANSI/BOMA Z65.1-2010), and its accompanying guidelines (collectively, “BOMA”), and shall be deemed as set forth in Sections 2.2 and 2.3 of the Summary.

1.3 Must Take Space.

1.3.1 Must-Take Space. Unless Tenant has previously exercised its right of first refusal with respect to the portion of the “First Refusal Space” (as that term is defined below in Section 1.4) consisting of the Must-Take Space, effective as of the “Must-Take Space Commencement Date” (as that term is defined below in Section 1.3.2), but in no event later than December 15, 2013 (except as may be delayed due to one or more “Tenant Delays” (as that term is defined in Section 5.2 of the Work Letter)), Landlord shall deliver to Tenant possession of the “Must Take Space,” as that term is defined in Section 2.3 of the Summary and the Premises shall be automatically deemed to include the rentable (and usable) square footage of the Must-Take Space. Accordingly, as of the Must-Take Space Commencement Date, the term “Premises” shall mean the Must-Take Space and the initial Premises identified in Section 2.2 of the Summary. During the period commencing on the date of this Lease and ending on the Must- Take Space Commencement Date, Landlord shall, from time to time, notify Tenant of any written notice of violation or violations (or claim thereof) of Applicable Laws which it receives from a governmental authority with regard to the Must-Take Space.

1.3.2 Description of the Must-Take Space/Delivery of the Must-Take Space. The “Must-Take Space Commencement Date” shall mean the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Must-Take Space, and (ii) the date upon which the Must-Take Space is “Ready for Occupancy,” as that term is set forth in Section 5.1 of the Work Letter, which Must-Take Commencement Date is anticipated to be December 1, 2013. Provided that Tenant and its agents do not unreasonably interfere with the construction of the “Must-Take Improvements” (as that term is defined in Section 1.3.4 below), Landlord shall allow Tenant access to the Must-Take Space approximately two (2) weeks prior to the “Substantial Completion” (as that term is defined in Section 5.1 of the Work Letter) of the Must-Take Improvements for the purpose of Tenant installing overstandard equipment, furniture and fixtures (including Tenant’s data and telephone equipment) in the Must-Take Space. Prior to Tenant’s entry into the Must-Take Space as permitted by the terms of this Section 1.3.2, Tenant shall submit a schedule to Landlord and Landlord’s contractor, for their reasonable approval, which schedule shall detail the timing and purpose of Tenant’s entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or the Must-Take Space and against injury to any persons caused by Tenant’s actions pursuant to this Section 1.3.2. Other than (i) Tenant’s obligation to pay “Base Rent” (as that term is defined in Section 3.1 below) and “Direct Expenses” (as that term is defined in Section 4.2.2 of this Lease), and (ii) Tenant’s right to use the Must-Take Space for the Permitted Use (as opposed to the installation and preparation work identified above), all of the terms and conditions of this Lease shall apply during the aforementioned early access period as though the Must-Take Space Commencement Date had occurred (it nevertheless being acknowledged that the Must-Take Space Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of this Section 1.3.2).

-9-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

1.3.3 Rent and Term. The lease term for the Must-Take Space shall commence, and Tenant shall commence payment of “Rent” (as that term is defined in Section 4.1 of this Lease) for the Must-Take Space, on the Must-Take Space Commencement Date, and the lease term for the Must-Take Space shall expire upon the Lease Expiration Date (such period during which Tenant leases the Must-Take Space shall be referred to as the “Must-Take Term”). Upon the Must-Take Space Commencement Date, the Must-Take Space shall become part of the Premises for all purposes hereunder, and, except as otherwise provided in this Section 1.3 shall be subject to all of the TCCs of this Lease and accordingly, the base rent and additional rent for the Must-Take Space shall be at the same rate, and shall thereafter be escalated in the same manner, as the then-current Base Rent and “Additional Rent” (as that term is defined in Section 4.1 below) for the initial Premises, as such Base Rent and Additional Rent are adjusted and escalated pursuant to the terms of this Lease; provided, however, in no event shall Tenant be entitled to the “Initial Premises Base Rent Abatement” (as that term is defined in Section 3.2 of this Lease), and Tenant shall only be entitled to the “Must-Take Base Rent Abatement” (as that term is defined in Section 3.3 of this Lease); provided further, however, Landlord’s contribution towards the cost of the Improvements in the Must-Take Space shall not exceed the “Must-Take Space Improvement Contribution Amount” (as that term is defined in Section 13.2 of the Summary), as more particularly contemplated by Section 1.3.4 below. Furthermore, for purposes of calculating Tenant’s obligations under Article 4 of this Lease, Tenant’s Share of Direct Expenses shall be effective as of the Must-Take Space Commencement Date increased as contemplated by Section 6 of the Summary. At any time during the Tenant’s lease of the Must-Take Space, Landlord may deliver to Tenant a notice in the form set forth in Exhibit C, attached hereto, as a confirmation of the actual Must-Take Space Commencement Date, which Tenant shall execute and return such notice to Landlord within ten (10) business days of receipt thereof.

1.3.4 Construction In the Must-Take Space. Subject to the provisions of this Section 1.3.4 and the deemed changes to the Work Letter with respect to the Must-Take Space, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Must-Take Space except as set forth in the Work Letter as it applies to the Must-Take Space. Notwithstanding the foregoing, the construction of improvements in the Must-Take Space shall comply with the terms of the Work Letter attached to this Lease as Exhibit B (the “Must-Take Improvements”); provided, however, with respect to the Must- Take Improvements only, the following modifications shall be deemed to have been made to the Work Letter: (A) the amount which Landlord is willing to contribute towards the cost of constructing the Improvements in Must-Take Space shall be limited to the Must-Take Space Improvement Contribution Amount (and references to the Landlord Contribution Amount shall, for the purposes of the Must-Take Space, be deemed to refer to the Must-Take Space Improvement Contribution Amount), (B) Landlord shall not reimburse Tenant via the Must-Take Space Improvement Contribution Amount or otherwise for any of the costs or expenses listed in Sections 1.4(A) through (E) of the Work Letter (provided, however, Tenant shall be permitted to spend up to an amount equal to Twenty-Six Thousand Three Hundred Twenty and 25/100 Dollars ($26,320.25) on the cost of installing and purchasing voice, data and other

-10-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

information technology (“IT”) cabling, (C) the Must-Take Space Improvement Contribution Amount shall not be available for use by Tenant in portions of the initial Premises, (D) no Additional Allowance shall be available for Tenant’s use during the construction of the Improvements in the Must-Take Space (and therefore all references in the Work Letter to the Additional Allowance shall, with respect to the Must-Take Space, be deleted and be deemed of no force or effect), (E) references to the Premises contained therein shall be deemed to refer to the Must-Take Space; and (F) references to the Space Plan, Plan Check Drawings, Reception and Galley Space Plan and Improvement Plans shall be deemed to refer to the space and other plans and specifications, as applicable, approved by Landlord and Tenant for the Must-Take Space. Subject to Landlord’s repair and maintenance obligations set forth in Article 7 of this Lease, below, and the terms and provisions of the Work Letter, the taking of possession of the Must- Take Space by Tenant shall conclusively establish that the Must-Take Space and the Building were at such time in good and sanitary order, condition and repair, subject only to (i) the provisions of Section 1.1.1, provided all references to the Premises in Section 1.1.1 shall be deemed to refer to the Must-Take Space, (ii) latent defects brought to Landlord’s attention in writing within one (1) year following Landlord’s delivery of the Must-Take Space to Tenant, and (iii) Landlord’s ongoing obligations set forth in Sections 1.1.3 and 29.33, and Articles 7 and 24 of this Lease.

1.4 Right of First Refusal. During the period commencing on the date of this Lease and continuing through the date immediately preceding the first (1st) anniversary of the Lease Commencement Date, Landlord hereby grants to the Tenant originally named herein (the “Original Tenant”) and its “Permitted Transferee Assignees” (as that term is defined in Section 14.8 of this Lease), subject to the terms of this Section 1.4, an ongoing right of refusal with respect to all remaining space on the fifth (5th) floor of the Building which is not part of the Premises (the “First Refusal Space”).

1.4.1 Procedure for Lease.

1.4.1.1 Procedure for Offer. Landlord shall notify Tenant (the “First Refusal Notice”) from time-to-time when and if Landlord receives a “bona-fide third-party offer” for the First Refusal Space. Pursuant to such First Refusal Notice, Landlord shall offer to lease to Tenant the applicable First Refusal Space. The First Refusal Notice shall describe the First Refusal Space and shall identify the “First Refusal Space Terms” (as that term is defined in Section 1.4.2 below). For purposes of this Section 1.4, a “bona-fide third-party offer” shall mean a counter-offer received by Landlord to lease First Refusal Space from an unaffiliated and qualified third party which Landlord would otherwise be willing to accept. For purposes of example only, the following would each constitute a bona-fide third-party offer:

(a)	Landlord receives a request for proposal from an unaffiliated and qualified third party. Landlord responds to the request for proposal with a lease proposal and subsequently receives a written bona-fide counter proposal from the unaffiliated and qualified third party (or the third party accepts Landlord’s proposal).

(b)	Landlord receives a written offer to lease from an unaffiliated and qualified third party. Landlord responds to the offer with a written counter offer and subsequently receives a bona-fide counter to Landlord’s counter offer from the unaffiliated and qualified third party (or the third party accepts Landlord’s proposal).

-11-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

1.4.1.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first refusal with respect to the First Refusal Space described in the First Refusal Notice, then within ten (10) days of delivery of the First Refusal Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s exercise of its right of first refusal with respect to all of the First Refusal Space described in the First Refusal Notice upon the terms and conditions contained in such First Refusal Notice and otherwise contained in this Lease. If Tenant does not so notify Landlord within such ten (10) day period of Tenant’s exercise of its first refusal right, then Landlord shall be free to negotiate and enter into a lease for the First Refusal Space to anyone whom it desires on materially the same net-effective economic terms and the same fundamental non-economic terms set forth in the First Refusal Notice. In the event Landlord wishes to proceed with a lease to a third-party where the net-effective economic terms are not materially the same as those set forth in the First Refusal Notice or the fundamental non- economic terms are different from those set forth in the First Refusal Notice, Tenant’s rights to such First Refusal Space under this Section 1.4 shall renew, in which case the provisions of this Section 1.4 shall again be effective and Landlord shall again offer such First Refusal Space to the Tenant pursuant to the terms hereof (and Tenant shall again have ten (10) days within which to respond). In the event Landlord does not lease such First Refusal Space pursuant to the foregoing sentence within a period of one hundred eighty (180) days commencing upon the expiration of the ten (10) day period, after which time, Tenant’s rights to such space under this Section 1.4 shall renew. Notwithstanding any provision contained in this Section 1.4, Tenant’s ongoing right of first refusal shall be subordinate to (x) Landlord’s right to occupy and use the First Refusal Space itself (or via any of its affiliates) (in its sole and absolute discretion), and (y) the rights of that certain current third-party tenant (the “Current Third-Party Tenant”) (and all affiliates thereof) with whom Landlord is presently negotiating a lease with respect to that certain space consisting of approximately 5,542 rentable square feet of space on the fifth (5th) floor of the Building commonly known as Suite 525 (“Suite 525”); provided, however, as of the date of this Lease, there are no additional superior right holders with respect to the First Refusal Space. If Landlord enters into (i) any lease of First Refusal Space (“Third Party Lease”) to any third party (“Third Party Tenant”) in accordance with the foregoing (i.e., after Tenant has been deemed not to have elected to exercise its rights pursuant to the terms hereof), or (ii) a lease of Suite 525 with the Current Third-Party Tenant (“Current TPT Lease”), Tenant’s rights under this Section 1.4 shall be subordinate only to the rights of the Third Party Tenant under the Third Party Lease or the rights of the Current Third-Party Tenant under the Current TPT Lease (as the case may be) with respect to the space leased and encumbered pursuant to the provisions of the Third Party Lease or the Current TPT Lease (as the case may be) and all extensions and renewals of the Third Party Lease, but not any extension or renewal of the Current TPT Lease. Notwithstanding the foregoing, (a) Landlord shall not enter into any Third Party Lease with respect to the Must-Take Space for a term that extends beyond September 1, 2013 or which includes any terms and conditions which would cause the Must-Take Commencement Date to extend beyond December 1, 2013 or otherwise impair Tenant’s right, and Landlord’s obligation, to lease the Must-Take Space in accordance with Section 1.3 of this Lease; and (b) the term of the Current TPT Lease shall not extend beyond January 31, 2016, nor shall the Current Third- Party Tenant have any right to renew or extend the Current TPT Lease that is superior to Tenant’s rights hereunder with respect to Suite 525.

-12-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

1.4.2 Amendment to Lease. If Tenant timely exercises Tenant’s right of first refusal to lease First Refusal Space as set forth herein, Landlord and Tenant shall within thirty (30) days thereafter execute an amendment to this Lease (the “First Refusal Space Amendment”) for such First Refusal Space upon the terms set forth in the First Refusal Notice, but otherwise upon the TCCs set forth in this Lease and this Section 1.4. Notwithstanding the foregoing, an otherwise valid exercise of Tenant’s right of first refusal shall be of full force and effect irrespective of whether the First Refusal Space Amendment is timely signed by Landlord and Tenant. Notwithstanding any provision to the contrary contained in this Lease, Landlord and Tenant acknowledge and agree that the terms pursuant to which Tenant shall lease the First Refusal Space (i.e., in accordance with the First Refusal Space Amendment) shall be as follows: (A) the Base Rent per each rentable square foot of the First Refusal Space shall be equal to the then-applicable Monthly Rental Rate per Rentable Square Foot of the Premises (i.e., as scheduled in Section 4 of the Summary) and shall increase at the same time as the Rent pertaining to the Premises, (B) the improvement allowance pertaining to each rentable square foot of the First Refusal Space (the “First Refusal Space Allowance”) shall be equal to the product of (x) Thirty-Five ($35.00) per rentable square foot of the First Refusal Space, and (y) a fraction the numerator of which is the number of full calendar months during the “First Refusal Space Lease Term” (defined in Section 1.4.4 below) when Base Rent is payable and the denominator of which is eighty-four (84) full calendar months, (C) the base rent abatement pertaining to the First Refusal Space shall be equal to the product of (i) six (6) months, and (ii) a fraction the numerator of which is the number of full calendar months during the First Refusal Space Lease Term when Base Rent is payable and the denominator of which is eighty-four (84) full calendar months, (D) the Security Deposit shall be increased appropriately based upon the rentable square footage of the First Refusal Space, and (E) Landlord shall, in connection with Tenant’s lease of the entire fifth (5th) floor only (as opposed to a lesser amount thereof), upgrade the lobby located on the fifth (5th) floor to be generally consistent with the layout of the lobby located on the fourth (4th) floor of the Building (the terms contained in the foregoing items (A), (B), (C), (D) and (E) shall be referred to as the “First Refusal Space Terms”). The First Refusal Space Amendment shall include an acknowledgment by Landlord’s Portfolio Manager that to the actual knowledge of such person, with any personal liability or duty of investigation, Landlord has not received from the applicable governmental agencies any written notice of violation or violations (or claim thereof) with regard to (x) the First Refusal Space, (y) the Building, or (z) the “Applicable Laws” existing as of the date of the First Refusal Space Amendment.

1.4.3 No Defaults; Required Financial Condition of Tenant. The rights contained in this Section 1.4 shall be personal to the Original Tenant and its Permitted Transferee Assignees and may only be exercised by the Original Tenant or a Permitted Transferee Assignee (and not by any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant and/or a Permitted Transferee Assignee occupies not less than seventy-five percent (75%) of the entire then existing Premises. The right to lease the First Refusal Space as provided in this Section 1.4 may not be exercised if, as of the date Tenant attempts to exercise its right of first refusal with respect to the First Refusal Space described in the First Refusal Notice, or as of the scheduled date of delivery of such First Refusal Space to Tenant, (A) Tenant is in material economic default pursuant to the terms of this Lease (beyond any applicable notice and cure periods), and (B) Tenant has previously been in material economic default under this Lease (beyond any applicable notice and cure periods) during the previous twelve (12) month period.

-13-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

1.4.4 First Refusal Space Commencement Date; Construction in First Refusal Space. The commencement date for the First Refusal Space shall be the date set forth in the bona-fide third-party offer (the “First Refusal Space Commencement Date”), unless otherwise agreed to by Landlord and Tenant; provided, however, Landlord and Tenant hereby acknowledge and agree that the term of Tenant’s lease of such First Refusal Space shall expire coterminously with the expiration or earlier termination of this Lease (the “First Refusal Space Expiration Date”). The period of time commencing on the First Refusal Space Commencement Date and ending on the First Refusal Space Expiration Date shall be referred to herein as the “First Refusal Space Lease Term.” Subject to the applicable terms set forth herein above, and unless otherwise agreed by Landlord and Tenant, the construction of the initial improvements in the First Refusal Space shall comply with the terms of the Work Letter, provided that the improvement allowance granted to Tenant with respect to the First Refusal Space shall be as set forth in Section 1.4.2 above (and Tenant shall not be entitled to an “additional allowance”), and references to the Premises contained therein shall be deemed to refer to the First Refusal Space; provided, however, necessary adjustments shall be made to the current Work Letter to account for the inclusion of the First Refusal Space Allowance

1.4.5 Termination of First Refusal Right. Tenant’s right of first refusal set forth in this Section 1.4 shall terminate and expire as of the first (1st) anniversary of the Lease Commencement Date. Accordingly, as of the first (1st) anniversary of the Lease Commencement Date, the provisions of this Section 1.4 shall be deleted and of no further force or effect.

1.5 Right of First Offer. During the period commencing as of the date immediately following the first (1st) anniversary of the Lease Commencement Date and ending on the last day of the initial Lease Term, Landlord grants Original Tenant and any Permitted Transferee Assignee, an ongoing right of first offer with respect to Suite 525 (the “First Offer Space”). Notwithstanding the foregoing, such first offer right of Tenant shall commence only following the expiration or earlier termination of any then-existing Third Party Lease pertaining to the First Offer Space or the Current TPT Lease (to the extent the same is effectuated), and except for any tenant under a Third Party Lease and the tenant under the Current TPT Lease (to the extent the same is effectuated), there are no additional superior right holders with respect to the First Offer Space; provided, however, that the initial term of any Third Party Lease or of the Current TPT Lease (to the extent the same is effectuated) shall not extend beyond January 31, 2016 and any extensions or renewals of the Third Party Lease or the Current TPT Lease shall be subordinate to Tenant’s right of first offer contained in this Section 1.5. In addition, if Tenant, following its receipt of a “First Offer Notice,” as that term is defined in Section 1.5.1 of this Lease, below, fails to exercise its right to lease all or any portion of the First Offer Space, then Landlord shall have a right to enter into an interim lease (an “Interim Lease”) with a third party with respect to such space (i.e., the space set forth in the First Offer Notice), and Tenant’s right of first offer as set forth in this Section 1.5 shall be subordinate to all of the rights of the tenant under the Interim Lease; provided, however, that the initial term of any Interim Lease entered into prior to January 31, 2016, shall not extend beyond January 31, 2016, and any extensions or renewals of the Interim Lease to extend the initial term of the Interim Lease beyond January 31, 2016, shall be subordinate to Tenant’s right of first offer contained in this Section 1.5.

-14-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

1.5.1 Procedure for Offer. Landlord shall notify Tenant in writing (the “First Offer Notice”) when and if the First Offer Space or any portion thereof becomes available for lease to third parties. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the First Offer Space. A First Offer Notice shall describe the space so offered to Tenant and shall set forth the “First Offer Rent,” as that term is defined in Section 1.5.3 below, and the other material economic terms and non-economic terms upon which Landlord is willing to lease such space to Tenant. Notwithstanding any provision to the contrary contained herein, as Landlord is in the process of negotiating the Current TPT Lease, and as it is contemplated that such Current TPT Lease will contain an option to extend the initial term identified therein, Landlord may deliver a First Offer Notice to Tenant with respect to Suite 525 up to thirteen (13) months prior to the then-scheduled expiration date of the Current TPT Lease. Tenant’s rights with respect to Suite 525 identified in any such First Offer Notice delivered by Landlord to Tenant shall be the same as when Tenant receives any other First Offer Notice (i.e., if Tenant wishes to exercise Tenant’s right of first offer with respect to Suite 525, then within ten (10) days following delivery of such First Offer Notice to Tenant, Tenant shall deliver written notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to the entire space described in such First Offer Notice on the terms contained therein).

1.5.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in a First Offer Notice, then within ten (10) days following delivery of such First Offer Notice to Tenant, Tenant shall deliver written notice to Landlord of Tenant’s intention to exercise its right of first offer with respect to the entire space described in such First Offer Notice on the terms contained therein. If Tenant does not notify Landlord within the ten (10) day period set forth above, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires on materially the same net-effective economic terms and materially the same fundamental non-economic terms as set forth in the First Offer Notice. In the event Landlord wishes to proceed with a lease to a third-party where the net-effective economic terms or fundamental non-economic terms are not materially the same as those set forth in the First Offer Notice, Tenant’s rights to such First Offer Space under this Section 1.5 shall renew, in which case the provisions of this Section 1.5 shall again be effective and Landlord shall again offer such First Offer Space to the Tenant pursuant to the terms hereof (and Tenant shall again have ten (10) days within which to respond). Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

1.5.3 First Offer Space Rent. The annual Rent payable by Tenant for the First Offer Space (the “First Offer Rent”) shall be equal to the “Market Rent,” as that term is defined in Section 2.2.2 of this Lease, for the First Offer Space (as such Market Rent is determined in accordance with, and pursuant to the terms of, Section 2.2.2 of this Lease and Exhibit G attached to this Lease) pursuant to transactions consummated within the twelve (12) month period preceding the “First Offer Commencement Date,” as that term is defined in Section 1.5.5 of this Lease. The tenant improvement allowance for the First Offer Space shall be equal to the “Market Allowance,” as determined in accordance with, and pursuant to the terms of, Section 3 of Exhibit G to this Lease.

-15-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

1.5.4 Construction In First Offer Space. Tenant shall take the First Offer Space in its then-existing “as is” condition, subject only to latent defects brought to Landlord’s attention in writing within one (1) year following Landlord’s delivery of the First Offer Space to Tenant. The construction of improvements in the First Offer Space shall comply with the terms of Article 8 of this Lease.

1.5.5 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease First Offer Space as set forth herein, then within fifteen (15) business days thereafter, Landlord and Tenant shall execute an amendment to this Lease upon the terms and conditions as set forth in the First Offer Notice and this Section 1.5 (the “First Offer Space Amendment”). The First Offer Space Amendment shall include an acknowledgment by Landlord’s Portfolio Manager that to the actual knowledge of such person, with any personal liability or duty of investigation, Landlord has not received from the applicable governmental agencies any written notice of violation or violations (or claim thereof) with regard to (x) the First Offer Space, (y) the Building, or (z) the Applicable Laws existing as of the date of the First Offer Space Amendment. Notwithstanding the foregoing, an otherwise valid exercise of Tenant’s right of first offer shall be of full force and effect irrespective of whether such amendment or new lease is timely signed by Landlord and Tenant. Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date set forth in the First Offer Notice (the “First Offer Commencement Date”) and shall terminate upon the date set forth in the First Offer Notice; provided, however, in the event that the expiration of the Lease Term is three (3) or more years from the anticipated First Offer Commencement Date, then the term pertaining to the First Offer Space shall expire coterminously with the expiration or earlier termination of this Lease. The period commencing on the First Offer Commencement Date and ending upon the date set forth in the First Offer Notice or the expiration or earlier termination of this Lease, as applicable based on the foregoing sentence, shall be referred to herein as the “First Offer Term”.

1.5.6 Termination of Right of First Offer. The rights contained in this Section 1.5 shall be personal to the Original Tenant and any Permitted Transferee Assignee, and may only be exercised by the Original Tenant and any Permitted Transferee Assignee (and not by any other assignee, sublessee or other transferee of Original Tenant’s interest in this Lease) if the Original Tenant and any Permitted Transferee Assignee occupies seventy-five percent (75%) of the entire Premises as of the date of the attempted exercise of the right of first offer by Tenant and as of the scheduled date of delivery of such First Offer Space to Tenant. Tenant shall not have the right to lease First Offer Space, as provided in this Section 1.5, if, as of the date of the attempted exercise of any right of first offer by Tenant, or, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in material default under this Lease beyond the applicable notice and cure periods provided in this Lease or Tenant has previously been in material default under this Lease more than once during the prior twelve (12) month period.

-16-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 2

LEASE TERM; OPTION TERM

2.1 Initial Lease Term. The TCCs and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.4 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Month” shall mean each succeeding calendar month during the Lease Term; provided that the first Lease Month shall commence on the Lease Commencement Date and shall end on the last day of the calendar month in which the Lease Commencement Date occurs and that the last Lease Month shall expire on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within ten (10) business days of receipt thereof.

2.2 Option Terms.

2.2.1 Option Right. Landlord hereby grants to the Original Tenant and its Permitted Transferee Assignees two (2) options to extend the Lease Term for the entire Premises each by a period of five (5) years (each, an “Option Term”). Such options shall be exercisable only by Notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Notice, (i) Tenant is not then in material economic default under this Lease (beyond the applicable notice and cure periods), (ii) Tenant has not been in material economic default under this Lease (beyond the applicable notice and cure periods) more than once during the prior twelve (12) month period, and (iii) Tenant has not been in material economic default under this Lease (beyond the applicable notice and cure periods) more than twice during the prior twenty-four (24) month period. Upon the proper exercise of such option to extend, and provided that, as of the end of the then-applicable Lease Term, (A) Tenant is not in material economic default under this Lease (beyond the applicable notice and cure periods), (B) Tenant has not been in material economic default under this Lease (beyond the applicable notice and cure periods) more than once during the prior twelve (12) month period, and (C) Tenant has not been in material economic default under this Lease (beyond the applicable notice and cure periods) more than twice during the prior twenty-four (24) month period, then the Lease Term, as it applies to the entire Premises, shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall only be exercised by the Original Tenant or its Permitted Transferee Assignee (and not by any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) if Original Tenant and/or its Permitted Transferee Assignee is in occupancy of no less than seventy-five percent (75%) of the Premises.

2.2.2 Market Rent. The Rent payable by Tenant during the First Offer Term and the Rent payable by Tenant during the Option Terms (the “Option Rent”) shall be equal to the “Market Rent,” as that term is defined in, and determined pursuant to, Exhibit G attached hereto; provided, however, that the Market Rent for each year during the First Offer Term or the applicable Option Term (as the case may be), shall be equal to the amount set forth on a “Market Rate Schedule,” as that term is defined below. The “Market Rate Schedule” shall be derived from the Market Rent per rentable square foot of the First Offer Space or the Premises (as the case may be) for the First Offer Term or the Option Term (as the case may be) as determined pursuant to Exhibit G, attached hereto, as follows: (i) the Market Rent per rentable square foot of the First Offer Space or the Premises (as the case may be) for the first year of the First Offer Term or the applicable Option Term (as the case may be) shall be equal to the Market Rent, as determined pursuant to Exhibit G (inclusive of an adjustment for any Market Allowance to be provided to Tenant, as more particularly detailed in Section 3 of Exhibit G to this Lease), and (ii) the Market Rent for each subsequent year shall increase annually as determined to be consistent with annual increases for “Comparable Transactions” (as that term is defined in Section 1 of Exhibit G) . The calculation of the Market Rent shall be derived from a review of, and comparison to, the “Net Equivalent Lease Rates” of the Comparable Transactions, as provided for in Exhibit G.

-17-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

2.2.3 Exercise of Option. The option contained in this Section 2.2 shall be exercised by Tenant, if at all, only in the manner set forth in this Section 2.2.3. Tenant shall deliver notice (the “Intent Notice”) to Landlord not more than fifteen (15) months nor less than ten (10) months prior to the expiration of the initial Lease Term or the first (1st) Option Term (as the case may be), stating that Tenant intends to exercise its option. Concurrently with such Intent Notice, Tenant shall deliver to Landlord Tenant’s calculation of the Market Rent (the “Tenant’s Option Rent Calculation”). Landlord shall deliver notice (the “Landlord Response Notice”) to Tenant on or before the date which is thirty (30) days after Landlord’s receipt of the Intent Notice and Tenant’s Option Rent Calculation (the “Landlord Response Date”), stating that (A) Landlord is accepting Tenant’s Option Rent Calculation as the Market Rent, or (B) rejecting Tenant’s Option Rent Calculation and setting forth Landlord’s calculation of the Market Rent (the “Landlord’s Option Rent Calculation”). Within ten (10) business days of its receipt of the Landlord Response Notice, Tenant shall deliver written notice to Landlord (the “Exercise Notice”), which shall set forth Tenant’s election to either (i) rescind its Intent Notice, in which event the Lease Term shall expire as then-currently scheduled, and the Option shall terminate, (ii) affirm the Intent Notice and accept the Market Rent contained in the Landlord’s Option Rent Calculation, or (iii) affirm the Intent Notice but rejects the Market Rent contained in the Landlord’s Option Rent Calculation, in which event the parties shall follow the procedure set forth in Section 2.2.4 below, and the Market Rent shall be determined as set forth in Section 2.2.4. Tenant’s failure to timely deliver the Exercise Notice shall be conclusively deemed to constitute Tenant’s rescission of its Intent Notice pursuant to alternative (i), from the immediately preceding sentence.

2.2.4 Determination of Market Rent. In the event Tenant objects or is deemed to have objected to the Market Rent, Landlord and Tenant shall attempt to agree upon the Market Rent using reasonable good-faith efforts. If Landlord and Tenant fail to reach agreement within sixty (60) days following Tenant’s objection or deemed objection to the Landlord’s Option Rent Calculation (the “Re-Submittal Agreement Date”), then, Landlord and Tenant (i) shall each, within five (5) business days following such Re-Submittal Date, re-submit an updated Tenant’s Option Rent Calculation, Landlord’s Option Rent Calculation respectively (provided that to the extent either Landlord or Tenant fail to re-submit, they shall be deemed to have re-submitted, without change, the previously delivered Tenant’s Option Rent Calculation or Landlord’s Option Rent Calculation, as the case may be), and (ii) shall thereafter attempt to agree upon the market Rent using reasonable good-faith efforts. If Landlord and Tenant thereafter fail to reach agreement within seven (7) business days following the Re-Submittal Date (the “Outside Agreement Date”), then in connection with the Option Rent, Landlord’s Option Rent Calculation and Tenant’s Option Rent Calculation, each as most recently delivered to the other party pursuant to the TCCs of this Section 2.2, shall be submitted to the “Neutral Arbitrator,” as that term is defined in Section 2.2.4.1 of this Lease, pursuant to the TCCs of this Section 2.2.4. The submittals shall be made concurrently with the selection of the Neutral Arbitrator pursuant to this Section 2.2.4 and shall be submitted to arbitration in accordance with Section 2.2.4.1 through 2.2.4.5 of this Lease, but subject to the conditions, when appropriate, of Section 2.2.3.

-18-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

2.2.4.1 Landlord and Tenant shall mutually agree to appoint one arbitrator who shall by profession be a MAI appraiser, real estate broker, or real estate lawyer who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing (or appraisal, as the case may be) of first-class corporate headquarters properties in the Comparable Area (the “Neutral Arbitrator”). The determination of the Neutral Arbitrator shall be limited solely to the issue of whether Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, each as submitted to the Neutral Arbitrator pursuant to Section 2.2.4, above, is the closest to the actual Market Rent as determined by such Neutral Arbitrator, taking into account the requirements of Section 2.2.2 of this Lease. Such Neutral Arbitrator shall be appointed within fifteen (15) business days after the applicable Outside Agreement Date. Neither the Landlord or Tenant or either party’s arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior to, or subsequent to, his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.4.2 The Neutral Arbitrator shall, within thirty (30) days of his/her appointment, reach a decision as to Market Rent and determine whether the Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, each as submitted to the Neutral Arbitrator pursuant to Section 2.2.4, above, is closest to Market Rent as determined by such Neutral Arbitrator and simultaneously publish a ruling (“Award”) indicating whether Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation is closest to the Market Rent as determined by such Neutral Arbitrator. Following notification of the Award, the Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation, whichever is selected by the Neutral Arbitrator as being closest to Market Rent, shall become the then applicable Option Rent, notification of the Award the Landlord’s Option Rent Calculation or Tenant’s Option Rent Calculation whichever is selected by the Neutral Arbitrator as being closest to Market Rent, shall become the then applicable Option Rent.

2.2.4.3 The Award issued by such Neutral Arbitrator shall be binding upon Landlord and Tenant.

2.2.4.4 If Landlord and Tenant fail to appoint the Neutral Arbitrator within fifteen (15) business days after the applicable Outside Agreement Date, either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Neutral Arbitrator subject to the criteria in Section 2.2.4.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Neutral Arbitrator. The cost of arbitration shall be paid by Landlord and Tenant equally.

2.2.4.5 The cost of arbitration shall be paid by Landlord and Tenant equally.

-19-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 3

BASE RENT

3.1 Base Rent. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction except as expressly provided for in this Lease. The Base Rent for the sixth (6th) full calendar month of the Lease Term shall be paid on or before the first (1st) day of the sixth (6th) full calendar month of the Lease Term. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable Monthly Installment of Base Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abated Base Rent with respect to the Initial Premises. Provided that no event of material default is occurring during the period commencing on the Lease Commencement Date and ending on the last day of the fifth (5th) full calendar month of the Lease Term (the “Initial Premises Base Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the initial Premises (i.e., the space identified in Section 2.2 of the Summary) during such Base Rent Abatement Period (the “Initial Premises Base Rent Abatement”). Landlord and Tenant acknowledge that the aggregate amount of the Initial Premises Base Rent Abatement equals One Hundred Forty-Two Thousand Five Hundred Eleven and 20/100 Dollars ($142,511.20) per each of the five (5) full calendar months occurring during the Initial Premises Base Rent Abatement Period. Tenant acknowledges and agrees that during such Initial Premises Base Rent Abatement Period, such abatement of Base Rent shall have no effect on the calculation of any future increases in Base Rent or Direct Expenses payable by Tenant pursuant to the terms of this Lease, which increases shall be calculated without regard to such Initial Premises Base Rent Abatement. Additionally, Tenant shall be obligated to pay all Additional Rent during the Initial Premises Base Rent Abatement Period. Tenant acknowledges and agrees that the foregoing Initial Premises Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the Base Rent and perform the terms and conditions otherwise required under this Lease. If Tenant shall be in material default under this Lease and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to this Lease, then one-half ( 1⁄2) of the dollar amount of the unapplied portion of the Initial Premises Base Rent Abatement as of the date of such default, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full (subject to Tenant’s right to continue to receive the remaining one-half ( 1⁄2) of the then-unapplied portion of the Initial Base Rent Abatement as of date of such default); provided, however, if this Lease is terminated for any reason during the Initial Premises Base Rent Abatement Period other than for Landlord’s breach of this Lease, then the entire dollar amount of the unapplied portion of the Initial Premises Base Rent Abatement as of the date of such default shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full. The foregoing Base Rent abatement right set forth in this Section 3.2 shall be personal to the Original Tenant and shall only apply to the extent that the Original Tenant (and not any assignee, or any sublessee or other transferee of the Original Tenant’s interest in this Lease) is the Tenant under this Lease during such Initial Premises Base Rent Abatement Period.

-20-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

3.3 Abated Base Rent with respect to the Must-Take Space. Provided that no event of material default is occurring during the six (6) month period commencing on the first (1st) day of the first (1st) full calendar month of the Must-Take Term and ending on the last day of the sixth (6th) full calendar month of the Must-Take Term (the “Must-Take Base Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Must-Take Space during such Must-Take Base Rent Abatement Period (the “Must-Take Base Rent Abatement”). Tenant acknowledges and agrees that during such Must-Take Base Rent Abatement Period, such abatement of Base Rent shall have no effect on the calculation of any future increases in Base Rent or Direct Expenses payable by Tenant pursuant to the terms of this Lease, which increases shall be calculated without regard to such Must-Take Base Rent Abatement. Additionally, Tenant shall be obligated to pay all Additional Rent during the Must- Take Base Rent Abatement Period. Tenant acknowledges and agrees that the foregoing Must- Take Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the Base Rent and perform the terms and conditions otherwise required under this Lease. If Tenant shall be in material default under this Lease and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to this Lease, then one-half ( 1⁄2) of the dollar amount of the unapplied portion of the Must-Take Base Rent Abatement as of the date of such default, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Must-Take Space in full (subject to Tenant’s right to continue to receive the remaining one-half ( 1⁄2) of the then-unapplied portion of the Must-Take Base Rent Abatement as of date of such default); provided, however, if this Lease is terminated for any reason during the Must-Take Base Rent Abatement Period other than for Landlord’s breach of this Lease, then the entire dollar amount of the unapplied portion of the Must-Take Base Rent Abatement as of the date of such default shall be converted to a credit to be applied to the Base Rent applicable to the Must-Take Space at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Must-Take Space in full. The foregoing Base Rent abatement right set forth in this Section 3.3 shall be personal to the Original Tenant and any Permitted Transferee Assignee shall only apply to the extent that the Original Tenant or any Permitted Transferee Assignee (and not any assignee, or any sublessee or other transferee of the Original Tenant’s interest in this Lease) is the Tenant under this Lease during such Must-Take Base Rent Abatement Period.

-21-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 4

ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2, respectively, of this Lease, which are in excess of the amount of Direct Expenses applicable to the “Base Year,” as that term is defined in Section 4.2.1, below; provided, however, that in no event shall any decrease in Direct Expenses for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent; provided, however, the parties hereby acknowledge that the first monthly installment of Tenant’s Share of any “Estimated Excess,” as that term is set forth in, and pursuant to the terms and conditions of, Section 4.4.2 of this Lease, shall first be due and payable for the calendar month occurring immediately following the expiration of the Base Year. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the period set forth in Section 5 of the Summary.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

-22-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof, in accordance with sound real estate management and accounting principles, consistently applied. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses (to the extent of the reasonably anticipated savings), and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project (provided that Landlord will not carry earthquake or flood insurance unless required by its lender); (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the parking areas servicing the Project; (vi) fees and other costs, including management fees (which management fees shall not exceed two and one-half percent (2 1⁄2%) of gross rentals from the Project, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Project with all tenants paying rent, including base rent, pass-throughs, and parking fees (but excluding the cost of after hours services or utilities) from the Project for any calendar year or portion thereof), consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space which exclusively serves the Building (or a proportionate amount of such costs based upon the ratio of time actually spent on the management of the Building); (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons (other than persons generally considered to be higher in rank than the position of “Property Manager”) engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement (to the extent the repair cost exceeds replacement cost) of all systems and equipment and components thereof of the Building; (xi) the cost of janitorial, landscaping, alarm, security and other services to the Project Common Areas, replacement of Common Area wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair of the Project, and repair to roofs and re-roofing (membrane only) of the Building; (xii) amortization of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof (which amortization calculation shall include interest at the “Interest Rate,” as that term is set forth in Article 25 of this Lease); (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof; provided, however, the foregoing cost of capital improvements shall only be includable to the extent such costs do not exceed the reasonably anticipated net reduction of Operating Expenses resulting therefrom, or (B) that are required under any governmental law or regulation by a federal, state or local governmental agency, except for capital repairs, replacements or other improvements to remedy a condition existing prior to the Lease Commencement Date which an applicable governmental authority, if it had knowledge of such condition prior to the Lease Commencement Date, would have then required to be remedied pursuant to the then-current governmental laws or regulations in their form existing as of the Lease Commencement Date and pursuant to the then-current interpretation of such governmental laws or regulations by the applicable governmental authority as of the Lease Commencement Date; provided, however, that any capital expenditure (whether identified under this item (xiii) or another express provision of this Section 4.2.4 above) shall be amortized with interest at the Interest Rate over its useful life as determined in accordance with Generally Accepted Accounting Principles (“GAAP”), consistently applied; provided, however, if the useful life cannot be determined using GAAP, then Landlord shall reasonably determine the useful life of the particular item in accordance with sound real estate management and accounting principles; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

-23-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

(a) costs, including, without limitation, marketing costs, legal fees, space planners’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project;

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;

(c) costs for which the Landlord is reimbursed or entitled to reimbursement by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power and other utility costs attributable to any Project Tenant’s premises (recognizing that Tenant is directly paying for all such electric power and other utilities attributable to the Premises pursuant to Article 6 of this Lease);

(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g) amount paid as ground rental for the Project by the Landlord;

-24-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

(h) overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord;

(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project ;

(k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(m) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(n) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(o) costs to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(p) costs incurred to comply with laws relating to the removal of “Hazardous Materials” (as that term is defined in Section 29.33.1 of this Lease) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and costs incurred to remove, remedy, contain, or treat Hazardous Material, which Hazardous Material is brought into the Building or onto the Project after the date hereof by Landlord, any of Landlord’s agents, employees, contractors, or licensees, or any other tenant of the Project;

(q) tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments when due or to file any income tax or informational returns when due;

-25-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

(r) costs incurred to comply with Applicable Laws with respect to the cleanup, removal, investigation, and/or remediation of any Hazardous Materials in, on or under the Project and/or the Building to the extent such Hazardous Materials are: (1) in existence as of the Lease Commencement Date; or (2) introduced onto the Project and/or the Building after the Lease Commencement Date by Landlord or any of Landlord’s agents, employees, contractors, or other tenants in violation of Applicable Laws in effect at the date of introduction;

(s) any Tax Expenses;

(t) rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which, if purchased, rather than rented, would constitute a capital improvement specifically excluded above;

(u) costs (including, without limitation, fines, penalties, interest, and costs of repairs, replacements, alterations and/or improvements) incurred in bringing the Project into compliance with laws in effect as of the Lease Commencement Date and as interpreted by applicable governmental authorities as of such date, including, without limitation, any costs to correct building code violations pertaining to the initial design or construction of the Building or any other improvements to the Project, to the extent such violations exist as of the Lease Commencement Date under any applicable building codes in effect and as interpreted by applicable governmental authorities as of such date;

(v) costs for which Landlord has been compensated by a management fee, to the extent that the inclusion of such costs in Operating Expenses would result in a double charge to Tenant;

(w) costs for the initial development or future expansion of the Project;

(x) costs arising from Landlord’s charitable or political contributions;

(y) costs of any “tap fees” or any sewer or water connection fees for the benefit of any particular tenant of the Project;

(z) “in-house” legal and/or accounting fees;

(aa) costs for extra or after-hours HVAC, utilities or services which are provided to Tenant and or any occupant of the Building to the extent either (x) Tenant or such other occupant is separately charged, or (y) such services are not offered or made available to Tenant on a “no charge” basis;

(bb) legal fees and disbursements incurred for collection of tenant accounts or negotiation of leases, or relating to disputes between Landlord and other tenants of the Project;

(cc) any costs or expenses reimbursed to Landlord under any warranty, rebate, guarantee or service contract (which shall not prohibit Landlord from passing through the costs of any such service contract if otherwise includable in Operating Expenses);

(dd) reserves (provided, however, that Landlord’s use of the “accrual” method of accounting in calculating Operating Expenses shall not be prohibited);

-26-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

(ee) any costs or expenses incurred in removing and storing the property of former tenants or occupants of the Project;

(ff) any costs incurred by Landlord due to a violation by Landlord or any affiliate thereof of the terms and conditions of any lease of space in the Project;

(gg) any expenses incurred by Landlord for use of any portions of the Project to accommodate shows, promotions, kiosks, displays, filming, photography, private events or parties, ceremonies, and advertising beyond the normal expenses otherwise attributable to providing services, such as lighting and HVAC to such public portions of the Project in normal operations of the Project during standard hours of operation;

(hh) any balloons, flowers, or other gifts provided to any entity whatsoever, to include, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants, and agents;

(ii) costs of insurance deductibles which materially exceed those that are carried by reasonable prudent landlords of Comparable Buildings; and

(jj) costs associated with material portions of the Common Areas dedicated for the exclusive use of other tenants of the Project, except to the extent Tenant is given its pro-rata share (rentable square feet in the Premises in relation to rentable square feet in the Project) of comparable Common Areas;.

The variable components of Operating Expenses (“Variable Expenses”) for all or any portion of any Expense Year during which actual occupancy of all of the Project is less than ninety-five percent (95%) of the rentable area of the Project (as if all tenants are paying full rent, as contrasted with free rent, half rent and the like, such that those Variable Expenses which are dependent on the amount of rent payable are fully grossed up) shall be adjusted by Landlord on a basis consistent with Institutional Owner Practices (as defined below) applying sound accounting and property management principles (and the provisions of this Lease) to reflect ninety-five percent (95%) occupancy of the rentable area of the Project during such period (as if all tenants are paying full rent, as contrasted with free rent, half rent and the like, such that those Variable Expenses which are dependent on the amount of rent payable are fully grossed up). If during all or any part of any Expense Year, Landlord does not provide any particular item of benefit, work or service (the cost of which is a Variable Expense) to portions of the Project due to the fact that such item of benefit, work or service is not required or desired by the tenant of such space, or such tenant is itself obtaining and providing such item of benefit, work or service, or for any other reason, then for purposes of computing Variable Expenses for such Expense Year, Operating Expenses shall be increased on a basis consistent with Institutional Owner Practices by an amount equal to the additional Variable Expenses which would have been paid or incurred by Landlord during such period if it had furnished such item of benefit, work or service to such portions of the Project throughout such period.

-27-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

All calculations, determinations, allocations and decisions to be made hereunder with respect to Operating Expenses or Tax Expenses shall be made in accordance with the good faith determination of Landlord applying sound accounting and property management principles consistently applied and on a basis which is consistent with the practices of the majority of the institutional owners of institutional grade first-class office projects in the Comparable Area (as defined in Exhibit G) (“Institutional Owner Practices”). Landlord shall have the right to equitably allocate some or all of Operating Expenses among particular classes or groups of tenants or occupants of the Project to reflect Landlord’s good faith determination that measurably different amounts or types of services, work or benefits associated with Operating Expenses are being provided to or conferred upon such classes or groups. From time to time Landlord shall have the right to expand or contract the amount, scope, level or types of services, work, items or benefits, the cost of which is included within Operating Expenses, so long as Landlord’s treatment of the same for purposes of the calculation of Operating Expenses is generally consistent with Institutional Owner Practices. Whenever services, benefits or work are provided to the Project and to additional projects owned by Landlord or an affiliate thereof (where allocation of the cost thereof among such projects is required for calculation of Operating Expenses hereunder), in allocating the overall cost thereof (for all such projects) to Operating Expenses hereunder, there shall be excluded from Operating Expenses Landlord’s good faith determination of the additional overall cost allocable to the provision of such services, benefits or work to, or for the benefit of, the additional projects. All discounts, reimbursements, rebates, refunds, or credits (collectively “Reimbursements”) attributable to Operating Expenses or Tax Expenses received by Landlord in a particular year shall be deducted from Operating Expenses or Tax Expenses in the year the same are received; provided, however, if such practice is consistent with Institutional Owner Practices, Landlord may treat Reimbursements generally (or under particular circumstances) on a different basis; provided, further, however, that notwithstanding anything to the contrary herein, any such Reimbursements which relate to an Expense Year hereunder, for purposes hereof, such Reimbursements shall not be allocated to any year other than an Expense Year. All assessments and premiums of Operating Expenses or Tax Expenses which can be paid by Landlord in periodic installments shall be paid by Landlord in the maximum number of periodic installments permitted by Applicable Law; provided, however, that if the then prevailing Institutional Owner Practice is to pay such assessments or premiums on a different basis, Landlord may utilize such different basis of payment.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

-28-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid, but only to the extent savings to Tax Expenses are reasonably anticipated to result from such attempts. Except as set forth in Section 4.2.5.4, below, refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay to Landlord, within fifteen (15) days after actual receipt by Tenant of written demand from Landlord, Tenant’s Share of any such increased Tax Expenses included by Landlord as Building Tax Expenses pursuant to the TCCs of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, (iii) any items paid by Tenant under Section 4.5 of this Lease, (iv) any Taxes for any time prior to the Lease Commencement Date or after the later to occur of (A) the expiration date of this Lease, or (B) the date Tenant vacates the Premises pursuant to Articles 15 and/or 16 hereof, and (v) any special assessments or special taxes as a means of financing improvements to the Building or Project. Notwithstanding anything to the contrary set forth in this Lease, only Landlord may institute proceedings to reduce Tax Expenses and the filing of any such proceeding by Tenant without Landlord’s consent shall constitute an event of default by Tenant under this Lease. Notwithstanding the foregoing, Landlord shall not be obligated to file any application or institute any proceeding seeking a reduction in Tax Expenses.

-29-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

4.2.5.4 Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Expenses for the Base Year and any Expense Year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Expenses in the Base Year and/or an Expense Year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Expenses due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Expenses for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Expenses, but rather shall be the sole property of Landlord. Landlord and Tenant acknowledge that this Section 4.2.5.4 is not intended to in any way affect (A) the inclusion in Tax Expenses of the statutory two percent (2.0%) annual increase in Tax Expenses (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Expenses pursuant to the terms of Proposition 13, which shall be governed pursuant to the terms of Sections 4.2.5.1 through 4.2.5.3, above.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3 Allocation of Direct Expenses.

4.3.1 Method of Allocation. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e. the Direct Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consists of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be reasonably determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Direct Expenses for purposes of this Lease. Such portion of Direct Expenses allocated to the tenants of the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole.

4.4 Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, Tenant’s Share of Direct Expenses for such Expense Year exceeds Tenant’s Share of Direct Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, an amount equal to the excess (the “Excess”).

-30-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state in general major categories the Direct Expenses incurred or accrued for the Base Year or such preceding Expense Year, as applicable, and which shall indicate the amount of the Excess. Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Excess than the actual Excess, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Excess than the actual Excess, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. Notwithstanding the immediately preceding sentence, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses attributable to any Expense Year which are first billed to Tenant more than eighteen (18) months after the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Share of Direct Expenses levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year.

4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth in general major categories Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Direct Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Direct Expenses for the Base Year. Landlord shall use commercially reasonable efforts to deliver such Estimate Statement to Tenant on or before May 1 following the end of the Expense Year to which such Estimate Statement relates. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Additional Rent under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the second to last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant. Throughout the Lease Term Landlord shall maintain books and records with respect to Direct Expenses in accordance with generally accepted real estate accounting and management practices, consistently applied.

-31-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1 Tenant shall be liable for and shall pay five (5) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2 If the improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3 Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5.4 Landlord shall not enforce the provisions of this Section 4.5 in a discriminatory manner, and to the extent Landlord requires Tenant to pay directly (pursuant to this Section 4.5) a particular type or category of Tax Expense, and Tenant actually pays the same, Landlord shall not include in Tax Expenses or Operating Expenses any Tax Expenses of the same type or category that are actually paid by other tenants of the Project during the same Expense Year.

4.6 Tenant’s Payment of Certain Tax Expenses. Notwithstanding any provision to the contrary contained in this Lease, in the event that, at any time during the “Protection Period”, as that term is defined in Section 4.6.2, below, a sale, refinancing, or change in ownership of the Building on a single-asset basis only is consummated (specifically excluding, however, (x) a change in ownership to a lender resulting from a foreclosure or a deed-in-lieu of foreclosure, (y) a multi-building sale, refinance or change in ownership, or (z) a portfolio sale, refinance or change in ownership transaction), and as a result thereof, and to the extent that in connection therewith, the Building is reassessed (the “Building Reassessment”) for real estate tax purposes by the appropriate governmental authority pursuant to the terms of Proposition 13, then the TCCs of this Section 4.6 shall apply to such first (1st) Building Reassessment only (i.e., a subsequent sale, refinancing or change in ownership of the Building shall not be afforded the protection granted herein). Notwithstanding any provision to the contrary contained herein, in no event shall the provisions of this Section 4.6 apply with respect to any change in laws which give rise to an increase in Tax Expenses, including, but not limited to, any change in Proposition 13 as currently enacted.

-32-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

4.6.1 The Tax Increase. For purposes of this Section 4.6, the term “Tax Increase” shall mean that portion of the Tax Expenses, as calculated immediately following the Building Reassessment, which is attributable solely to the first (1st) Building Reassessment occurring during the initial Lease Term. Accordingly, the term Tax Increase shall not include any portion of the Tax Expenses, as calculated immediately following the Building Reassessment, which (i) is attributable to the initial assessment of the value of all or a portion of the Project, Building or the tenant improvements located in the Building, (ii) is attributable to assessments which were pending immediately prior to the Building Reassessment, which assessments were conducted during, and included in, such Building Reassessment, or which assessments were otherwise rendered unnecessary following the Building Reassessment, (iii) is attributable to the annual permitted inflationary increase of real estate taxes under Proposition 13, or (iv) is attributable to any change in laws which give rise to an increase in Tax Expenses, including, but not limited to, any change in Proposition 13 as currently enacted.

4.6.2 Protection Period. Tenant shall not be obligated to pay any portion of any Tax Increase attributable to the first (1st) Building Reassessment occurring during the initial Lease Term (the “Protection Period”).

4.6.3 After Protection Period. During any periods after the initial Lease Term when this Lease continues to remain in effect (including, but not limited to, any Option Terms), or in the event of an increase in Tax Expenses not brought about by the first (1st) Building Reassessment, Tenant shall pay the entirety of any increase in Tax Expenses relating to any such future reassessment or otherwise.

4.6.4 Landlord’s Right to Purchase the Proposition 13 Protection Amount Attributable to the Building Reassessment. The amount of Tax Expenses which Tenant is not obligated to pay or will not be obligated to pay during the Lease Term in connection with the Building Reassessment pursuant to the TCCs of this Section 4.6, shall be sometimes referred to hereafter as the “Proposition 13 Protection Amount.” If the occurrence of a Building Reassessment is reasonably foreseeable by Landlord and the Proposition 13 Protection Amount attributable to such Building Reassessment can be reasonably quantified or estimated for each Lease Year commencing with the Lease Year in which the Building Reassessment will occur, the terms of this Section 4.6.4 shall apply. Upon notice to Tenant, Landlord shall have the right to purchase the Proposition 13 Protection Amount relating to the first (1st) Building Reassessment, at any time during the Lease Term, by paying to Tenant an amount equal to the “Proposition 13 Purchase Price,” as that term is defined below, provided that the right of any successor of Landlord to exercise its right of repurchase hereunder shall not apply to the Building Reassessment which results from the event pursuant to which such successor of Landlord became the Landlord under this Lease. As used herein, the “Proposition 13 Purchase Price” shall mean the present value of the Proposition 13 Protection Amount remaining during the Protection Period, as of the date of payment of the Proposition 13 Purchase Price by Landlord. Such present value shall be calculated (i) by using the portion of the Proposition 13 Protection Amount attributable to each remaining Lease Year of the Protection Period (as though the portion of such Proposition 13 Protection Amount benefited Tenant at the end of each year), as the amounts to be discounted, and (ii) by using a discount rate for each amount to be discounted equal to (A) the average rates of yield for United States Treasury Obligations with maturity dates as close as reasonably possible to the end of each Lease Year during which the portions of the Proposition 13 Protection Amount would have benefited Tenant, which rates shall be those in effect as of Landlord’s exercise of its right to purchase, as set forth in this Section 4.6.4, plus (B) two percent (2%) per annum. Upon such payment of the Proposition 13 Purchase Price, the provisions of Section 4.6 of this Lease shall cease to apply to any Tax Increase attributable to the Building Reassessment. Because Landlord is estimating the Proposition 13 Purchase Price prior to the actual occurrence of the Building Reassessment, when such Building Reassessment occurs, if Landlord has underestimated the Proposition 13 Purchase Price, then upon notice by Landlord to Tenant, Tenant’s Rent next due shall be credited with the amount of such underestimation, and if Landlord overestimates the Proposition 13 Purchase Price, then within thirty (30) days after notice by Landlord to Tenant, the Rent next due shall be increased by the amount of the overestimation.

-33-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

4.7 Landlord’s Books and Records. Upon Tenant’s written request given not more than one hundred eighty (180) days after Tenant’s receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in material economic default under this Lease beyond the applicable cure period provided in this Lease, Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Direct Expenses as Tenant may reasonably request. Landlord shall provide said information to Tenant within sixty (60) days after Tenant’s written request therefor. Within two hundred ten (210) days after receipt of a Statement by Tenant (the “Review Period”), if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant (A) is a member of a nationally or regionally recognized accounting firm, and (B) is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s offices, provided that Tenant is not then in material economic default under this Lease (beyond any applicable notice and cure periods) and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.7, and Tenant hereby waives any and all other rights pursuant to Applicable Law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant unless Tenant is alleging fraud or fraudulent misrepresentation on the part of Landlord or any of the other “Landlord Parties” (as defined in Section 10.1, below).

-34-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 5

USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2 Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses; or (vi) communications firms such as radio and/or television stations. Tenant shall not allow the average occupancy density of use of the total Premises which is greater than five (5) persons per thousand (5:1000) rentable square feet of space located in the Premises. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to Hazardous Materials; provided, however, Landlord shall not enforce, change or modify the Rules and Regulations in a discriminatory manner and Landlord agrees that the Rules and Regulations shall not be unreasonably modified or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Tenant’s business. Tenant shall not do or permit anything to be done in or about the Premises which will in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building, or injure them or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Project.

5.3 CC&Rs. Tenant shall comply with all recorded covenants, conditions, and restrictions currently affecting the Project. Additionally, Tenant acknowledges that the Project may be subject to any future covenants, conditions, and restrictions (the “CC&Rs”) which Landlord, in Landlord’s discretion, deems reasonably necessary or desirable, and Tenant agrees that this Lease shall be subject and subordinate to such CC&Rs; provided, however, to the extent any CC&Rs relate to Project-specific programs and are within Landlord’s control (i.e., Landlord has the ability, either directly or indirectly, to cause the disapproval of such covenant, condition, and restriction, or amendment thereto), then in no event shall CC&Rs, in no more than a de minimus manner, (i) impair Tenant’s access to or use of the Premises for the Permitted Use, (ii) impair Tenant’s access to or use of Tenant’s parking rights pursuant to this Lease, (iii) impair Tenant’s rights under this Lease, or (iv) increase Tenant’s obligations under this Lease (including, without limitation, any monetary obligations and/or costs relating thereto). Subject to the provisions of the foregoing items (i) through (iv) immediately above, Landlord shall have the right to require Tenant to execute and acknowledge, within fifteen (15) business days of Tenant’s receipt of a written request from Landlord, a “Recognition of Covenants, Conditions, and Restriction,” in a form substantially similar to that attached hereto as Exhibit F, agreeing to and acknowledging the CC&Rs.

-35-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1 Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 7:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays (collectively, the “Holidays”).

6.1.2 The Premises will be separately metered or submetered for electricity. At all times, Landlord shall provide electric current as required for Building standard lighting and office machines and adequate electrical wiring and facilities for connection to Tenant’s lighting fixtures and incidental use equipment, provided that Tenant will not use electricity in excess of the capacity of the Building, which electrical usage shall be subject to Applicable Laws and regulations, including Title 24. Notwithstanding any provision to the contrary contained in this Lease, Tenant shall pay directly to the utility company pursuant to the utility company’s separate meters (or to Landlord in the event Landlord provides submeters instead of the utility company’s meters), the cost of all electricity provided to and/or consumed in the Premises (including normal and excess consumption and including the cost of electricity to operate the HVAC air handlers, which electricity shall be separately metered (as described above or otherwise equitably allocated and directly charged by Landlord to Tenant and other tenants of the Building)). Tenant shall pay such cost (including the cost of such meters or submeters) within thirty (30) days after demand and as Additional Rent under this Lease (and not as part of the Operating Expenses). Landlord shall designate the electricity utility provider from time to time. Tenant will design Tenant’s electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. In the event that Tenant desires to upgrade or add onto the existing electrical wiring and facilities in the Premises, then subject to Landlord’s consent, not to be unreasonably withheld, Tenant shall have the right, at its sole cost and expense, and as an Alteration in accordance with Article 8 of this Lease, to perform such upgrades or additions (including, without limitation, the cost of all permits, approvals, and any other electrical transformers, circuit breakers, or other electrical facilities, which shall be required to be installed or upgraded in any other portion of the Project in connection with such upgrades or additions). Engineering plans shall include a calculation of Tenant’s fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

-36-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

6.1.4 Landlord shall provide janitorial services to the Premises, except the date of observation of the Holidays, in and about the Premises conforming to such janitorial specifications as Landlord shall adopt from time to time consistent with Institutional Owner Practices and shall provide window washing conforming to such specifications as Landlord shall adopt from time to time in a manner and with such frequency as is consistent with Institutional Owner Practices at the Comparable Buildings (but in no event less than twice per year).

6.1.5 Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours, and shall have one elevator available at all other times, including on the Holidays.

6.1.6 Landlord shall cause one (1) passenger elevator to be “padded” and otherwise prepared and ready for freight service and shall make the same reasonably available to Tenant on a nonexclusive basis, subject to scheduling by Landlord.

6.1.7 Landlord shall cause roving security patrols to serve the Project.

6.1.8 Landlord shall provide access control services and related systems and equipment for the Building on a twenty-four (24) hour per day, seven (7) days per week basis, in a manner consistent with Institutional Ownership Practices.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems, provided Tenant has been given notice of such regulations and requirements.

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. If Tenant desires to use heat or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time reasonably establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at an initial hourly cost to Tenant of Thirty-Five and 00/100 Dollars ($35.00) per hour per floor, which hourly rate shall be subject to annual increases throughout the Lease Term of no more than three percent (3%) per annum (which amount shall be treated as Additional Rent); provided, however, Landlord shall not mark-up such hourly cost to include administration or similar fees and Landlord shall not make a profit from such hourly cost.

-37-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

6.3 Interruption of Use. Except as otherwise provided in Section 6.4 or elsewhere in this Lease, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease, except as otherwise provided in Section 6.4 or elsewhere in the Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4 Abatement Event. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof (specifically including, but not limited to, Tenant’s server room and the equipment located therein), as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of or ingress to or egress from the Building, Project (including the Project Common Areas), or Premises (including the Project parking areas to the extent reasonable replacement spaces are not provided); or (ii) any failure by Landlord to provide services, utilities or ingress to and egress from the Building, Project (including the Project Common Areas), or Premises as required pursuant to the TCCs of this Lease; or (iii) the presence of Hazardous Materials not brought on the Premises by “Tenant Parties,” as that term is set forth in Section 10.1 of this Lease, to the extent such presence substantially interferes with Tenant’s use of or ingress to or egress from the Building, Project (including the Project Common Areas),

-38-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

or Premises (including the Project parking areas to the extent reasonable replacement spaces are not provided) (any such set of circumstances as set forth in items (i) through (iii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord Notice of such Abatement Event, and if such Abatement Event continues for four (4) consecutive business days after Landlord’s receipt of any such Notice (the “Eligibility Period”), then, as Tenant’s sole remedy vis-à-vis such Abatement Event, the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use (“Unusable Area”), bears to the total rentable area of the Premises. Notwithstanding the foregoing, in the event that, as a result of an Abatement Event, either (A) Tenant is prevented (from an objective, general office tenant perspective) from conducting, and does not conduct, its business in more than fifty percent (50%) of the Premises for a period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented (again, from an objective, office tenant perspective) from effectively conducting its business therein, or (B) Tenant’s server and other essential computer equipment is rendered unusable for a period in excess of the Eligibility Period, and Tenant ceases to conduct its business from the Premises as a result thereof, then for such time after expiration of the Eligibility Period during which Tenant’s server and other essential computer equipment remain unusable and Tenant has ceased to conduct its business from the Premises, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises shall be abated. Landlord and Tenant hereby acknowledge that, in addition to the abatement rights set forth in this Section 6.4, Tenant’s abatement rights following an event of damage and destruction or condemnation as provided pursuant to the TCCs of Articles 11 and 13 of this Lease.

ARTICLE 7

REPAIRS

7.1 In General. Landlord shall maintain in first-class condition and operating order and keep in good repair and condition the structural portions of the Building, including the foundation, floor/ceiling slabs, roof structure (as opposed to roof membrane), curtain wall, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, stairwells, elevator cab, men’s and women’s washrooms, Building mechanical, electrical and telephone closets, and all common and public areas servicing the Building, including the parking areas, landscaping and exterior Project signage (collectively, “Building Structure”) and the Base Building mechanical, electrical, life safety, plumbing, sprinkler systems and HVAC systems which were not constructed by Tenant Parties (collectively, the “Building Systems”) and the Project Common Areas; provided, however, in the event the roof membrane requires replacement, Landlord shall replace the same, the actual, reasonable cost of which shall be amortized by Landlord over its useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles, and the annual component of such amortization schedule shall be payable by Tenant to Landlord as Additional Rent to the extent falling within the remainder of the Lease Term, as the same may be extended (it being further recognized that Tenant shall have no responsibility with

-39-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

regard to any portion of such amortization schedule extending beyond the expiration of the Lease Term). Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure and/or the Building Systems to the extent caused due to Tenant’s use of the Premises for other than normal and customary business office operations, unless and to the extent such damage is covered by insurance carried or required to be carried by Landlord pursuant to Article 10 and to which the waiver of subrogation is applicable (such obligation to the extent applicable to Tenant as qualified and conditioned will hereinafter be defined as the “BS/BS Exception”). Except as set forth immediately above, and subject to Article 24 below, Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term, but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, but such obligation shall not extend to the Building Structure and the Building Systems except pursuant to the BS/BS Exception, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, after written notice to Tenant and Tenant’s failure to repair within twenty (20) days thereafter, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building and/or the Project, but not to exceed five percent (5%) of the cost of such work) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Notwithstanding that, pursuant to the BS/BS Exception, Tenant may be responsible for certain repairs to the Base Building and/or Building Systems, Landlord shall nevertheless make such repairs at Tenant’s expense; provided, however, to the extent the same are covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, except for (i) emergencies, (ii) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (iii) repairs which are the obligation of Tenant hereunder, any such entry into the Premises by Landlord shall be performed in a manner so as not to materially interfere with Tenant’s use of, or access to, the Premises; provided that, with respect to items (ii) and (iii) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant’s use of, or access to, the Premises. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

-40-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building (collectively, the “Major Alterations”). Notwithstanding the foregoing, Landlord’s consent shall not be required with respect to any interior Alterations to the Premises which (i) are not Major Alterations, (ii) cost less than Fifty Thousand Dollars ($50,000) for any (1) job, (iii) do not adversely affect the value of the Premises or Building, and (iv) do not require a permit of any kind, as long a (A) Tenant delivers to Landlord notice and a copy of any final plans, specifications and working drawings for any such Alterations at least ten (10) days prior to commencement of the work thereof, and (B) the other conditions of this Article 8 are satisfied including, without limitation, conforming to Landlord’s rules, regulations, and insurance requirements which govern contractors; provided, however, that with respect to Alterations consisting solely of painting and carpeting, such Fifty Thousand Dollar ($50,000) amount shall be deemed increased to One Hundred Thousand Dollars ($100,000) (the “Cosmetic Alterations”). The construction of the initial improvements to the Premises and the initial improvements to the Must-Take Space shall be governed by the terms of the Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors reasonably approved by Landlord, and the requirement that upon Landlord’s timely request (as more particularly set forth in Section 8.5, below), Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term and return the affected portion of the Premises to a building standard improved condition as determined by Landlord; provided, however, that Tenant shall be required to remove any Alteration to the extent Landlord provides Tenant with notice of such removal obligation at the time its consent is given (i.e., as more particularly set forth in Section 8.5 below). Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all Applicable Laws and if required by Applicable Laws, and pursuant to a valid building permit, issued by the City of San Diego, all in conformance with Landlord’s construction rules and regulations of which Tenant has been given notice; provided, however, that prior to commencing to construct any Alteration, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. Since all or a portion of the Project is or may become

-41-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

in the future certified under the LEED rating system (or other applicable certification standard) (all in Landlord’s sole and absolute discretion), Tenant expressly acknowledges and agrees that without limitation as to other grounds for Landlord withholding its consent to any proposed Alteration, Landlord shall have the right to withhold its consent to any proposed Alteration in the event that such Alteration is not compatible with such certification or recertification of the Project under such LEED rating system (or other applicable certification standard). The “Base Building” shall include the structural portions of the Building, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego, California in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations, to the extent applicable.

8.3 Payment for Improvements. If payment is made directly to contractors, Tenant shall (i) obtain final lien releases and waivers in connection with Tenant’s payment for work to contractors and subcontractors where the construction cost for such work exceeds an amount equal to Ten Thousand and 00/100 Dollars ($10,000.00), and (ii) sign Landlord’s standard contractor’s rules and regulations, which rules and regulations have been delivered to Tenant prior to the commencement of any such work. Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations (as opposed to a situation in which Tenant orders the subject work directly from Landlord, as contemplated by the second sentence of Section 8.3, above), prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries, or has otherwise caused its contractor to carry, “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of any such Alterations costing in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) and naming Landlord as a co-obligee.

-42-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

8.5 Landlord’s Property. Landlord and Tenant hereby acknowledge and agree that (i) all Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become part of the Premises and the property of Landlord, and (ii) the Improvements to be constructed in the Premises pursuant to the TCCs of the Work Letter shall, upon completion of the same, be and become a part of the Premises and the property of Landlord at the end of the Lease Term; provided, however, Tenant may remove any furniture, fixtures, equipment and/or personal property installed in the Premises by Tenant, at Tenant’s sole cost and expense, and which have not been paid for with any Landlord provided funds (i.e., amounts spent by Landlord in connection with its construction of the “Improvements,” as that term is defined in Section 1.2 of the Work Letter, pursuant to the Work Letter or otherwise), and Tenant shall repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises and the Building to a building standard tenant improved condition as determined by Landlord. Furthermore, Landlord may, by written notice to Tenant (provided such conditions are given to Tenant at the time of Landlord’s consent to the subject Alterations or improvements in the Premises (or, with respect to Alterations not requiring Landlord’s consent, within three (3) business days after Tenant’s written notice to Landlord of such Alternations as provided in Section 8.1, above)), require Tenant, at Tenant’s expense, to remove any Alterations or improvements in the Premises, and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard improved condition as reasonably determined by Landlord; provided, however, Tenant shall have no obligation to remove the Improvements being constructed pursuant to the Work Letter. If Tenant fails to complete such removal and/or the repair of any damage caused by the removal of any Alteration or improvements in the Premises then at Landlord’s option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises by or on behalf of Tenant, which obligations of Tenant shall survive the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Tenant’s trade fixtures, furniture, equipment and other personal property installed in the Premises (“Tenant’s Property”) shall at all times be and remain Tenant’s property; provided, however, in no event shall Tenant’s Property include (a) any fixtures, furniture, equipment or other personal property, the cost of which has been covered or partially covered by Landlord, either during the initial construction of the Improvements as identified in the Work Letter or otherwise, and (b) at Landlord’s election, in Landlord’s sole and absolute discretion (without waiving any obligation Tenant may have under this Lease to remove the same), any trade fixtures, furniture, equipment and other personal property installed in the Premises which has been abandoned by Tenant. At any time Tenant may remove Tenant’s Property from the Premises provided that Tenant repairs all damage caused by such removal and returns the affected portion of the Premises and the Building to a building standard tenant improved condition as reasonably determined by Landlord.

-43-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

8.6 Security System. Notwithstanding anything to the contrary in this Lease, Tenant shall be entitled to install, at Tenant’s sole cost and expense, a separate security system for the Premises as an Alteration or as a part of the initial Improvements being constructed by Tenant (the “Tenant Security System”); provided, however, that the plans and specifications for any such Tenant Security System shall be subject to Landlord’s reasonable approval, and the installation of such Tenant Security System shall otherwise be subject to the terms and conditions of Article 8 of this Lease. Tenant shall at all times provide Landlord with a contact person who can disarm the Tenant Security System and who is familiar with the functions of the alarm system in the event of a malfunction. Notwithstanding any provision to the contrary contained in this Article 8, Tenant hereby expressly agrees that, Tenant shall, on or before the expiration or earlier termination of this Lease but in any event at Tenant’s sole cost and expense, remove the Tenant Security System, and repair any damage to the Premises and Building caused by such removal and return the affected portions of the Premises to a building standard improved condition as determined by Landlord.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within twenty (20) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

-44-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. Except to the extent caused by the negligence or willful misconduct of the “Landlord Parties” (as that term is defined hereinbelow), Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from: (a) any causes in, on or about the Premises; (b) the use or occupancy of the Premises by Tenant or any person claiming under Tenant; (c) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Premises; (d) any acts, omission, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; (e) any breach, violation, or non-performance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or any such person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; (f) any injury or damage to the person, property, or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the express or implied invitation of Tenant; or (g) the placement of any personal property or other items within the Premises, provided that the foregoing indemnity shall not apply to the extent of the negligence or willful misconduct of Landlord or the Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. Subject to Tenant’s indemnity and the waiver of subrogation provided below, Landlord shall indemnify, defend, protect, and hold harmless Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, “Tenant Parties”) from any and all loss, cost, damage, expense, and liability (including, without limitation, court costs and reasonable attorneys’ fees) to the extent arising from the negligence or willful misconduct of Landlord or the Landlord Parties in, on or about the Project either prior to or during the Lease Term, and/or as a result of Landlord’s breach of this Lease, except to the extent caused by the negligence or willful misconduct of Tenant or the Tenant Parties. Notwithstanding any provision to the contrary set forth in this Lease, neither party’s agreement to indemnify the other party as set forth in this Section 10.1 shall be effective to the extent the matters for which such party agreed to indemnify the other party are covered by property insurance actually carried (or otherwise required to be carried pursuant to the terms of this Lease) by the non-indemnifying party pursuant to this Lease. Further, Tenant’s agreement to indemnify Landlord, and Landlord’s agreement to indemnify Tenant, each pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to the parties’ respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of this Lease.

-45-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

10.2 Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with Landlord’s insurance company requirements of which it receives a copy pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts. The required evidence of coverage must be delivered to Landlord on or before the date required under Section 10.4(I) sub-sections (x) and (y), or Section 10.4(II) below (as applicable). Such policies shall be for a term of at least one (1) year, or the length of the remaining term of this Lease, whichever is less.

10.3.1 Commercial General Liability Insurance, including Broad Form contractual liability covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) based upon or arising out of Tenant’s operations, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be written on an “occurrence” basis. Landlord and any other party the Landlord so specifies that has a material financial interest in the Project, including Landlord’s managing agent, ground lessor and/or lender, if any, shall be named as additional insureds as their interests may appear using Insurance Service Organization’s form CG2011 or a comparable form approved by Landlord. Tenant shall provide an endorsement or policy excerpt showing that Tenant’s coverage is primary and any insurance carried by Landlord shall be excess and non- contributing. The coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall include severability of interest and cross-liability (separation of insureds) endorsements. This policy shall include coverage for all liabilities assumed under this Lease as an insured contract for the performance of all of Tenant’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. Limits of liability insurance shall not be less than the following; provided, however, such limits may be achieved through the use of an Umbrella/Excess Policy:

Bodily Injury and Property Damage Liability	$5,000,000 each occurrence
Personal Injury and Advertising Liability	$1,000,000 each occurrence
Tenant Legal Liability/Damage to Rented Premises Liability	$1,000,000.00

-46-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

10.3.2 Property Insurance covering (i) all office furniture, personal property, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s business personal property on the Premises installed by, for, or at the expense of Tenant, (ii) the Improvements and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all Alterations performed in the Premises. Such insurance shall be written on a Special Form basis, for the full replacement cost value (subject to reasonable deductible amounts), without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for (a) all perils included in the CP 10 30 04 02 Coverage Special Form, and (b) water damage from any cause whatsoever (excluding naturally occurring floods (i.e. from heavy rainfall, rather than from a leaking pipe)), including, but not limited to, backup or overflow from sprinkler leakage, bursting, leaking or stoppage of any pipes, explosion, and backup of sewers and drainage.

10.3.2.1 Adjacent Premises. Tenant shall pay for any increase in the premiums for the property insurance of the Project if said increase is caused by Tenant’s acts, omissions, use or occupancy of the Premises.

10.3.2.2 Property Damage. Tenant shall use the proceeds from any such insurance for the replacement of personal property, trade fixtures, Improvements, Original Improvements and Alterations.

10.3.2.3 No representation of Adequate Coverage. Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant’s property, business operations or obligations under this Lease.

10.3.3 Property Insurance Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by insurance carriers to the extent above provided (and, in the case of Tenant, by an insurance carrier satisfying the requirements of Section 10.4(i) below), and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers. Landlord and Tenant hereby represent and warrant that their respective “all risk” property insurance policies include a waiver of (i) subrogation by the insurers, and (ii) all rights based upon an assignment from its insured, against Landlord and/or any of the Landlord Parties or Tenant and/or any of the Tenant Parties (as the case may be) in connection with any property loss risk thereby insured against. Tenant will cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this Section 10.3.3 and to obtain such waiver of subrogation rights endorsements. If either party hereto fails to maintain the waivers set forth in items (i) and (ii) above, the party not maintaining the requisite waivers shall indemnify, defend, protect, and hold harmless the other party for, from and against any and all claims, losses, costs, damages, expenses and liabilities (including, without limitation, court costs and reasonable attorneys’ fees) arising out of, resulting from, or relating to, such failure.

10.3.4 Business Income Interruption for one year (1) plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

-47-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

10.3.5 Worker’s Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer’s Liability with minimum limits of not less than $1,000,000 each accident/employee/disease.

10.3.6 Commercial Automobile Liability Insurance covering all Owned (if any), Hired, or Non-owned vehicles with limits not less than $1,000,000 combined single limit for bodily injury and property damage.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) be issued by an insurance company having an AM Best rating of not less than A-X, or which is otherwise acceptable to Landlord and licensed to do business in the State of California, (ii) be in form and content reasonably acceptable to Landlord and complying with the requirements of Section 10.3 (including, Sections 10.3.1 through 10.3.6), and (iii) Tenant shall not do or permit to be done anything which invalidates the required insurance policies. Such insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice (ten (10) days notice for non-payment of premium) shall have been given by Tenant to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Tenant shall deliver said policy or policies or certificates thereof and applicable endorsements which meet the requirements of this Article 10 to Landlord on or before (I) the earlier to occur of: (x) the Lease Commencement Date, and (y) the date Tenant and/or its employees, contractors and/or agents first enter the Premises for occupancy, construction of improvements, alterations, or any other move-in activities, and (II) five (5) business days after the renewal of such policies. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates and applicable endorsements, Landlord may, at its option, after written notice to Tenant and Tenant’s failure to obtain such insurance within five (5) days thereafter, procure such policies for the account of Tenant and the sole benefit of Landlord, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.

10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord. Notwithstanding the foregoing, Landlord’s request shall only be considered reasonable if such increased coverage amounts and/or such new types of insurance are consistent with the requirements of a majority of Comparable Buildings, and Landlord shall not so increase the coverage amounts or require additional types of insurance during the initial Lease Term and thereafter not more often than one (1) time in any five (5) years.

10.6 Third-Party Contractors. Tenant shall obtain and deliver to Landlord, Third Party Contractor’s certificates of insurance and applicable endorsements at least seven (7) business days prior to the commencement of work in or about the Premises by any vendor or any other third-party contractor (collectively, a “Third Party Contractor”). All such insurance shall (a) name Landlord as an additional insured under such party’s liability policies as required by Section 10.3.1 above and this Section 10.6, (b) provide a waiver of subrogation in favor of Landlord under such Third Party Contractor’s commercial general liability insurance, (c) be primary and any insurance carried by Landlord shall be excess and non-contributing, and (d) comply with Landlord’s minimum insurance requirements.

-48-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

10.7 Landlord’s Fire, Casualty, and Liability Insurance.

10.7.1 Landlord shall maintain Commercial General Liability Insurance with at least Five Million Dollars ($5,000,000) in coverage, with respect to the Building during the Lease Term covering claims for bodily injury, personal injury, and property damage in the Project Common Areas and with respect to Landlord’s activities in the Premises; provided, however, such foregoing Five Million Dollar ($5,000,000.00) requirement may be met by a combination of primary and excess/umbrella policies.

10.7.2 Landlord shall insure the Building and Landlord’s remaining interest in the Improvements and Alterations with a policy of Physical Damage Insurance including building ordinance coverage, written on a standard Causes of Loss – Special Form basis (against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism, and malicious mischief, sprinkler leakage, water damage and special extended coverage), covering the full replacement cost of the Base Building, Premises and other improvements (including coverages for enforcement of Applicable Laws requiring the upgrading, demolition, reconstruction and/or replacement of any portion of the Building as a result of a covered loss) without a deduction for depreciation.

10.7.3 Landlord shall maintain Boiler and Machinery/Equipment Breakdown Insurance covering the Building against risks commonly insured against by a Boiler and Machinery/Equipment Breakdown policy and such policy shall cover the full replacement costs, without deduction for depreciation.

10.7.4 The foregoing coverages shall contain commercially reasonable deductible amounts from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine.

10.7.5 Additionally, at the option of Landlord, such insurance coverage may include the risk of (i) earthquake, (ii) flood damage and additional hazards, or (iii) a rental loss endorsement for a period of up to two (2) years.

10.7.6 Notwithstanding the foregoing provisions of this Section 10.7, the coverage and amounts of insurance carried by Landlord in connection with the Building shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings. In addition, Landlord shall carry Worker’s Compensation and Employer’s Liability coverage as required by Applicable Laws.

-49-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Except in the case where Landlord or its agents are already aware of the same, Tenant shall promptly notify Landlord of any damage to the Premises (unless de minimus) resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall use commercially reasonable efforts to promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Improvements and the Original Improvements installed in the Premises and shall return such Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Improvements and the Original Improvements installed in the Premises and shall return such Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work (subject to Tenant’s reasonable approval). Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged at least fifty percent (50%) of the Premises or Common Areas necessary to Tenant’s occupancy (from an objective, general office tenant perspective) and at least fifty percent (50%) of the Premises is not occupied by Tenant as a result thereof, then during the time and to the extent that the applicable portion of the Premises is unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy (and is not occupied) for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

-50-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred ten (210) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) except for the “Landlord Contribution” as that term is defined below, the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred ten (210) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. For the purposes of this Section 11.2, the “Landlord Contribution” shall initially mean One Hundred Thousand and No/100 Dollars ($100,000.00); provided, however, that such amount shall be reduced on the first day of each month during the Lease Term on a straight line basis such that during the last month of the initial Lease Term the Landlord Contribution shall be equal to Zero and No/100 Dollars ($0.00). Furthermore, if neither Landlord nor Tenant has terminated this Lease, and the repairs are not actually completed within such two hundred ten (210)-day period, Tenant shall have the right to terminate this Lease during the first five (5) business days of each calendar month following the end of such period until such time as the repairs are complete, by notice to Landlord (the “Damage Termination Notice”), effective as of a date set forth in the Damage Termination Notice (the “Damage Termination Date”), which Damage Termination Date shall not be less than ten (10) business days following the end of each such month. Notwithstanding the foregoing, if Tenant delivers a Damage Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Damage Termination Date for a period ending thirty (30) days after the Damage Termination Date set forth in the Damage Termination Notice by delivering to Tenant, within five (5) business days of Landlord’s receipt of the Damage Termination Notice, a certificate of Landlord’s contractor responsible for the repair of the damage certifying that it is such contractor’s good faith judgment that the repairs shall be substantially completed within thirty (30) days after the Damage Termination Date. If repairs shall be substantially completed prior to the expiration of such thirty-day period, then the Damage Termination Notice shall be of no force or effect, but if the repairs shall not be substantially completed within such thirty-day period, then this Lease shall terminate upon the expiration of such thirty-day period. At any time, from time to time, after the date occurring sixty (60) days after the date of the damage, Tenant may request that Landlord inform Tenant of Landlord’s reasonable opinion of the date of completion of the repairs and Landlord shall respond to such request within five (5) business days. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in default under this Lease (but if the nature of the default is non-economic in nature and incapable of being cured based on the circumstances which have arisen as a result of the particular casualty event contemplated by this Article 11, then this clause (b) will not prohibit Tenant from otherwise validly exercising its right to terminate this Lease pursuant to the terms hereof); (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use the Premises at all. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease.

-51-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

-52-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than fifteen percent (15%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired (which impairment shall include a material, adverse impact on the parking to which Tenant is entitled pursuant to Article 28 of this Lease), in each case for a period in excess of one hundred twenty (120) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises (or if so much of the Premises are taken that the remainder of the Premises is not usable by Tenant, then all of the rent shall abate during the taking). Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

-53-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord (which, as more particularly set forth in Section 14.2, below, shall not be unreasonably withheld, conditioned, or delayed), assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees, invitees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant requires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer consent documents in connection with the documentation of Landlord’s consent to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable out-of-pocket professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord, in an amount not to exceed Two Thousand Five Hundred and No/100 Dollars ($2,500.00) in the aggregate, but such limitation of fees shall only apply to the extent such Transfer is in the ordinary course of business. Landlord and Tenant hereby agree that a proposed Transfer shall not be considered “in the ordinary course of business” if such Transfer involves the review of documentation by Landlord on more than two (2) occasions.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any Applicable Laws for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project as determined based on the then-existing tenants of the Project and of the Comparable Buildings;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

-54-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease; or

14.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right).

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six- month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be at least five percent (5%) more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

-55-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent or other economic concessions reasonably provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer, (iv) any attorneys’ fees incurred by Tenant in connection with the Transfer, (v) any lease takeover costs incurred by Tenant in connection with the Transfer, (vi) any costs of advertising the space which is the subject of the Transfer, (vii) any review and processing fees paid to Landlord in connection with such Transfer, and (viii) the amount of Base Rent and Additional Rent paid by Tenant to Landlord with respect to the Subject Space during the period commencing on the later of (A) the date Tenant contracts with a reputable broker to market the Subject Space and notifies the Landlord in writing of such contract (or commences negotiations with the Transferee), and (B) the date Tenant vacates the Subject Space, and ending on the day immediately preceding the first (1st) day of the term pertaining to the Transfer (the forgoing items (i) through (viii) are, collectively, the “Transfer Costs”); provided, however, Tenant shall be entitled to first recapture all of such Transfer Costs before distributing to Landlord its fifty percent (50%) interest in the Transfer Premium. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for tangible assets (as opposed to intellectual property), fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), the Rent paid during each annual period for the Subject Space, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

14.4 Landlord’s Option as to Subject Space. Notwithstanding any provision to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space in the event the Subject Space constitutes twenty-five percent (25%) or more of the Premises or in the event the Subject Space together with all prior Subject Spaces would constitute twenty- five percent (25%) or more of the Premises (i.e., if a particular Transfer would result in more than twenty-five percent (25%) of the Premises being subject to a Transfer, the provisions of this Section 14.4 shall become effective) . Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to Transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14.

-56-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times (but no more than twice during any calendar year) to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord’s costs of such audit.

14.6 Intentionally Omitted.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

-57-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

14.8 Deemed Consent Transfers. Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (B) a sale of corporate shares of capital stock in Tenant in connection with a public offering of Tenant’s stock on a nationally-recognized stock exchange, (C) an assignment of the Lease to an entity which acquires all or substantially all of the stock or assets of Tenant, or (D) an assignment of the Lease to an entity which is the resulting entity of a merger or consolidation of Tenant during the Lease Term, shall not be deemed a Transfer requiring Landlord’s consent under this Article 14 (any such assignee or sublessee described in items (A) through (D) of this Section 14.8 hereinafter referred to as a “Permitted Transferee”), provided that (i) Tenant notifies Landlord at least twenty (20) days prior to the effective date of any such assignment or sublease and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such Transfer or Permitted Transferee as set forth above, (ii) Tenant is not in material economic default, beyond the applicable notice and cure period, and such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, (iii) such Permitted Transferee shall be of a character and reputation consistent with the quality of the Building, (iv) such Permitted Transferee shall have a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles (“Net Worth”) substantially equal to the greater of (1) the Net Worth of Original Tenant on the date of this Lease, and (2) the Net Worth of Tenant on the day immediately preceding the effective date of such assignment or sublease, (v) no assignment or sublease relating to this Lease, whether with or without Landlord’s consent, shall relieve Tenant from any liability under this Lease, and (vi) the liability such Permitted Transferee under either an assignment or sublease shall be joint and several with Tenant. An assignee of Tenant’s entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a “Permitted Transferee Assignee.” “Control,” as used in this Section 14.8, shall mean the possession, direct or indirect (i.e., from ownership of any sort, whether through the ownership of voting securities by contract or otherwise), of the power to direct or cause the direction of the management and policies of a person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND

REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Subject to Article 8 of this Lease, upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

-58-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month- to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to the product of (i) the monthly Rent applicable during the last rental period of the Lease Term under this Lease, and (ii) a percentage equal to one hundred twenty-five percent (125%) for the first three (3) months following the expiration or earlier termination of the Lease Term and one hundred fifty percent (150%) thereafter. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom; provided, however, upon entering into a third-party lease which affects all or any portion of the Premises, Landlord shall deliver written notice (the “New Lease Notice”) of such lease to Tenant and the terms of the foregoing indemnity shall not be effective until the later of (i) the date that occurs thirty (30) days following the date Landlord delivers such New Lease Notice to Tenant, and (ii) the date which occurs thirty (30) days after the termination or expiration of this Lease.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following Tenant’s receipt of a request in writing from Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other commercially reasonable form materially consistent in scope and substance with that attached as Exhibit E as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other commercially reasonable instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to

-59-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with the same accounting principles employed in the preparation of any financial statements of Tenant delivered to Landlord prior to the Lease Commencement Date, and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Notwithstanding the foregoing, in the event that (i) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that “controls” Tenant, as that term is defined in Section 14.8 of this Lease, or is under common control with Tenant) is publicly traded on a national stock exchange, and (ii) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed to joint filings with an entity that controls Tenant or is under common control with Tenant), then Tenant’s obligation to provide Landlord with a copy of its most recent current financial statement shall be deemed satisfied.

ARTICLE 18

SUBORDINATION

Landlord covenants that there is no existing mortgage, deed of trust or other encumbrance encumbering the Project or any portion thereof as of the date of this Lease. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto; provided, however, Landlord’s delivery to Tenant of commercially reasonable non-disturbance agreement(s) (the “Nondisturbance Agreement”) in favor of Tenant from any ground lessor, mortgage holders or lien holders of Landlord who come into existence at any time prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant’s agreement to be bound by the terms and conditions of this Article 18. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever (except as expressly provided for and permitted pursuant to the terms of this Lease), to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested in writing to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of Tenant’s receipt of a written request from Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

-60-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute an event of default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after receipt of written notice that the same was not paid when due; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after receipt of written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 To the extent permitted by law, (i) Tenant or any guarantor of this Lease being placed into receivership or conservatorship, or becoming subject to similar proceedings under Federal or State law, or (ii) a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or (iii) the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or (iv) the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of such a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or (v) the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or (vi) any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or 1951.3; or

19.1.4 Abandonment of the Premises pursuant to California Civil Code Section

19.1.5 The failure by Tenant to observe or perform according to the provisions of Articles 17 or 18 of this Lease where such failure continues for more than two (2) business days after notice from Landlord; or

19.1.6 The failure by Tenant to observe or perform according to the provisions of Articles 5 or 14 of this Lease where such failure continues for more than five (5) business days after notice thereof from Landlord; or

-61-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

19.1.7 Tenant’s failure to occupy the Premises within one hundred eighty (180) days after the Lease Commencement Date.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(e) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(a) and (b), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate. As used in Section 19.2.1(c), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

-62-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by Applicable Laws, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Intentionally Omitted.

19.5 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.6 Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease if Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity, including, to the extent so provided, the initiation of an action for damages or termination. Any award from a court or arbitrator in favor of Tenant requiring payment by Landlord which is not paid by Landlord within the time period directed by such award, may be offset by Tenant from Rent next due and payable under this Lease; provided, however, Tenant may not deduct the amount of the award against more than fifty percent (50%) of Base Rent next due and owing (until such time as the entire amount of such judgment is deducted) to the extent following a foreclosure or a deed-in-lieu of foreclosure; provided, however, to the extent that the foregoing fifty percent (50%) limitation would result in less than all of the amount of the award being offset by the Lease Expiration Date, the percentage shall be increased to the level necessary to fully offset the amount of the award.

-63-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 8 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have, under Section 1950.7 of the California Civil Code, any successor statute, and all other provisions of law, now or hereafter in effect, including, but not limited to, any provision of law which (i) establishes the time frame by which a landlord must refund a security deposit under a lease, or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant, or to clean the subject premises. Tenant acknowledges and agrees that (A) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Article 21, above, and (B) rather than be so limited, Landlord may claim from the Security Deposit (i) any and all sums expressly identified in this Article 21, above, and (ii) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant’s default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease pursuant to Section 1951.2 of the California Civil Code.

-64-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 22

[INTENTIONALLY OMITTED]

ARTICLE 23

SIGNS

23.1 Full Floors. Subject to Landlord’s prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building. Notwithstanding Landlord’s “Project Signage Criteria” (as that term is defined below), Tenant shall be entitled to use its font and logo in connection with any signage located on any full floor leased by Tenant.

23.2 Multi-Tenant Floors. If other tenants occupy space on a floor of the Building on which a portion of the Premises is located, Tenant shall have the nonexclusive right to cause Landlord to provide identifying signage for Tenant in the elevator lobby on such floor, at Tenant’s sole cost and expense, and such signage shall be comparable to that used by Landlord for other similar, multi-tenant floors in the Project, and shall be consistent with the Project Signage Criteria.

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as provided in Section 23.4 below, Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4 Tenant’s Signage. Tenant shall be entitled to install the following signage in connection with Tenant’s lease of the Premises (collectively, the “Tenant’s Signage”):

(a) Non-Exclusive Building-top signage consisting of one (1) building-top sign, to be the maximum size permitted by Landlord’s Project signage criteria attached hereto as Exhibit H (the “Project Signage Criteria”) and Applicable Laws, identifying Tenant’s name or logo located in one (1) location on the western side of the Building (which Non-Exclusive Building-top sign shall be the only Building-top sign whose display is visible from the western side of the Building); and

(b) Tenant shall be entitled to install one (1) slot on the currently-existing monument sign serving the Building (but subject to the terms of Section 23.4.3 below).

-65-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

23.4.1 Tenant’s Signage Specifications and Permits. Tenant’s Signage shall set forth Tenant’s name and logo as determined by Tenant; provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.4.2, of this Lease. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project and the Sign Specifications. For purposes of this Section 23.4, the reference to “name” shall mean name and/or logo. In addition, Tenant’s Signage shall be subject to Tenant’s receipt of all required governmental permits and approvals and shall be subject to all Applicable Laws and to any covenants, conditions and restrictions affecting the Project. Landlord shall use commercially reasonable efforts to assist Tenant in obtaining all necessary governmental permits and approvals for Tenant’s Signage. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining TCCs of this Lease shall be unaffected. Moreover, Landlord shall have the right (i) with respect to Tenant’s monument signage, to position or prioritize Tenant’s name in any position on the monument as it shall determine in its sole discretion, from time to time, (ii) design and organize such monument signage (and the materials, design, script size, type face, colors and all other characteristics thereof) in such manner as it shall determine in its sole discretion, (iii) place such other names, business names, trade names or affiliate names representing such other tenants as it shall determine in its sole discretion, (iv) make such modifications to such monument signage as it shall desire from time to time, and (v) place thereon the name of (and/or other identifying information for) the Building and/or Project as Landlord shall determine in its sole discretion. With respect to Tenant’s monument signage, Landlord and Tenant also expressly acknowledge and agree that to the extent Landlord elects, in Landlord’s sole and absolute discretion, to install a new monument sign to serve the Building or otherwise installs a monument sign to replace that which currently exists as of the date of this Lease, Landlord may, in Landlord’s sole and absolute discretion, elect to move Tenant to such new monument sign or replacement monument sign such that Tenant shall continue to have at least one (1) signage strip on a monument sign located within the Project during the Lease Term.

23.4.2 Objectionable Name. In no event shall Tenant’s Signage include, identify or otherwise refer to a name and/or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of a Comparable Building (an “Objectionable Name”). The parties hereby agree that the name “Santarus” or any reasonable derivation thereof, shall not be deemed an Objectionable Name.

23.4.3 Termination of Right to Tenant’s Signage. The rights contained in this Section 23.4 may only be exercised by Tenant (or any assignee or sublessee approved by Landlord pursuant to the terms of this Lease) if the Tenant (or such assignee or sublessee approved by Landlord) is in occupancy of no less than 25,000 rentable square feet of space.

-66-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

23.4.4 Cost and Maintenance of Tenant’s Signage. The costs of the actual sign comprising Tenant’s Signage and the installation, design, construction, and any and all other costs associated with Tenant’s Signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant, at Tenant’s sole cost and expense. Should Tenant’s Signage require repairs and/or maintenance, as determined in Landlord’s reasonable judgment, Landlord shall cause such repairs and/or maintenance to be performed, and Tenant shall pay Landlord within thirty (30) days after Tenant’s receipt of written demand therefor the cost of the same as Additional Rent. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, cause Tenant’s Signage to be removed and shall cause the area in which such Tenant’s Signage was located to be restored to the condition existing immediately prior to the installation of such Tenant’s Signage. If Tenant fails to timely remove such Tenant’s Signage or to restore the areas in which such Tenant’s Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all costs incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant’s receipt of an invoice therefor. The TCCs of this Section 23.4.4 shall survive the expiration or earlier termination of this Lease.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”) with respect to the Premises. At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises for non-general office use, (ii) the Alterations or Improvements in the Premises, or (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Tenant’s Alterations, the Improvements, or use of the Premises for non-general office use. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Except as otherwise set forth above, Landlord shall comply with all Applicable Laws relating to the Base Building, if and to the extent (A) each such compliance with Applicable Laws obligation is not required as a result of the misconduct, breach, fault or negligence of Tenant or any Tenant Party, (B) Landlord’s failure to comply with such Applicable Laws would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or create a significant health hazard for Tenant’s employees, or would unreasonably and materially affect (x) the operation of Tenant’s business from the Premises, or (y) the safety of Tenant’s employees, and (C) is not the responsibility of Tenant under this Lease. Landlord shall be permitted to include in Operating Expenses any costs or expenses incurred by Landlord under this Article 24 to the extent consistent with the terms of Section 4.2.4, above.

-67-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee when due, then Tenant shall pay to Landlord a late charge equal to four percent (4%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; provided, however, with regard to the first such failure in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within five (5) days following Tenant’s receipt of written notice from Landlord that the same was not received when due. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at the Interest Rate. For purposes of this Lease, the “Interest Rate” shall be an annual rate equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus four (4) percentage points, and (ii) the highest rate permitted by Applicable Laws.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within thirty (30) days after Tenant’s receipt from Landlord of statements therefor: (i) sums equal to expenditures reasonably made and obligations reasonably incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures reasonably made and obligations reasonably incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

-68-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times (during Building Hours with respect to items (i) and (ii) below) and upon at least one (1) business days’ prior notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last six (6) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any default of this Lease by Tenant (beyond the applicable notice and cure periods); and (C) perform any covenants required to be performed under Applicable Laws. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes; provided, however, except for (x) emergencies, (y) repairs, alterations, improvements or additions required by governmental or quasi-governmental authorities or court order or decree, or (z) repairs which are the obligation of Tenant hereunder, any such entry shall be performed in a manner so as not to unreasonably interfere with Tenant’s use of the Premises and shall be performed after normal business hours if reasonably practical. With respect to items (y) and (z) above, Landlord shall use commercially reasonable efforts to not materially interfere with Tenant’s use of, or access to, the Premises. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. Landlord will exercise its rights pursuant to this Article 27 in a manner so as to minimize any unreasonable interference with Tenant’s use of the Premises.

Tenant may, by written notice to Landlord, designate portions of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord and Landlord’s agents may not enter such Secured Areas, except in the event of an emergency. Landlord shall not clean any area designated by Tenant as a Secured Area and shall only maintain or repair such Secured Areas to the extent (i) such repair or maintenance is required in order to maintain and repair the Building Structure and/or the Building Systems; (ii) as required by Applicable Law, or (iii) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord’s reasonable approval, and provided that any such maintenance and/or repairs to the Secured Areas by Landlord shall only be conducted by Landlord following Landlord’s prior notice to Tenant providing Tenant with adequate time to relocate the property and information contained in the Secured Areas and/or to designate an employee of Tenant be present during Landlord’s entry into such Secured Areas.

-69-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

ARTICLE 28

TENANT PARKING

Tenant shall be entitled to utilize without charge, and Landlord hereby covenants to provide, commencing on the Lease Commencement Date and continuing throughout the initial Lease Term and any renewal or extension thereof, the amount of parking passes set forth in Section 9 of the Summary, which parking passes shall pertain to the Project parking facility. Notwithstanding the foregoing, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the renting of such parking passes by Tenant or the use of the parking facility by Tenant. Tenant shall abide by all rules and regulations of which Tenant has been given notice which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located, including any sticker or other identification system established by Landlord, and Tenant shall use commercially reasonable efforts to cause Tenant’s employees and visitors to comply with such rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, temporarily close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements; provided that Landlord shall provide Tenant with reasonable substitute parking in such event, to the extent reasonably necessary. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes provided to Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s own personnel, employees, agents, contractors, and invitees, and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking; provided, however, if Landlord elects, in Landlord’s sole and absolute discretion, to institute a validation system in the Project’s parking facility, then Tenant shall be entitled to receive from Landlord or any parking operator, at no additional charge, an appropriate number of parking validations for its visitors on an hourly basis.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

-70-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant nor in any other way materially and adversely change the rights and obligations of Tenant hereunder (except in a diminutive manner), then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor (the “Modification Documents”) and to deliver the same to Landlord within ten (10) days following a request therefor, provided that Landlord shall (x) reimburse Tenant for any reasonable and actual out-of-pocket attorneys’ fees actually incurred by Tenant in connection with its review of such documents, and (y) use commercially reasonable efforts to give Tenant advance notice of the pending arrival of the proposed Modification Documents. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within twenty (20) days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease not accrued as of the date of the transfer and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

-71-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. If Tenant is in default beyond the applicable notice and cure period, Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect, it nevertheless being acknowledged that Tenant may be free to make any such payments “under protest.”

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the net interest of Landlord (following payment of any outstanding liens and/or mortgages, whether attributable to sales or insurance proceeds or otherwise) in the Project (including any insurance or rental proceeds which Landlord receives). Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for consequential damages (except in relation to any holdover by Tenant) injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

-72-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Subject to the rights of Tenant set forth in Sections 1.3, 1.4, 1.5 and 2.2 of this Lease, Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the

-73-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given the same opportunity afforded to Landlord under the TCCs of this Lease to cure such default prior to Tenant’s exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

Kilroy Realty Corporation

12200 West Olympic Boulevard

Suite 200

Los Angeles, California 90064

Attention: Legal Department

with copies to:

Kilroy Realty Corporation

12200 West Olympic Boulevard, Suite 200

Los Angeles, California 90064

Attention: Mr. John Fucci

and

Kilroy Realty Corporation

3611 Valley Centre Drive, Suite 550

San Diego, California 92130

Attention: Mr. Brian Galligan

and

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

29.19 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in California.

-74-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24 Broker. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate broker specified in Section 12 of the Summary (the “Broker”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the Broker pursuant to the terms of separate commission agreements. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, except as otherwise set forth in this Lease, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

-75-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Confidentiality. Tenant and Landlord acknowledge that the content of this Lease and any related documents are confidential information. Except as required by law (including, but not limited to, a valid order of a court or other governmental body or as otherwise required by law, or the requirements of the Securities and Exchange Commission (SEC) which apply to Landlord or Tenant, as applicable), Tenant and Landlord shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s or Landlord’s employees, their financial, legal, and space planning consultants and/or prospective lenders or purchasers of their respective businesses or any part thereof (provided such third parties agree to maintain the confidential information strictly confidential). Moreover, Landlord has advised Tenant that Landlord is the operating partnership of Kilroy Realty Corporation (“KRC”), a public company whose shares of stock are listed on the New York Stock Exchange, and Landlord and KRC are subject to the jurisdiction of the Federal Securities and Exchange Commission, among other governmental regulatory agencies. Landlord and KRC are obligated to regularly provide KRC’s shareholders and the regulatory agencies with financial information concerning the Landlord and/or KRC, which information may include summaries of financial information concerning leases, rents, costs and results of operations of its real estate business, including any rents or results of operations affected by this Lease. The financial consequences of this Lease and summaries of information contained in this Lease may be disclosed by Landlord and/or KRC as a part of the Landlord’s and/or KRC’s compliance with governmental and regulatory requirements. Such action by Landlord or KRC shall be and is hereby permitted. In addition, the terms of this Section 29.28 shall not apply to any information (a) that has been or which becomes publicly known, through no wrongful act of either party; (b) which is rightfully received from a third party who is under no obligation of confidence to Landlord or Tenant (as the case may be); or (c) which is independently developed by Landlord or Tenant without resort to the information that has been disclosed pursuant to this Lease. Notwithstanding any provision to the contrary contained herein, Landlord may, at any time following the full execution of this Lease, issue a press release or series of press releases stating that this Lease has been executed and the general details of this Lease (e.g., the approximate square footage, the approximate total Base Rent anticipated to be derived by Kilroy over the course of this Lease, etc.).

29.29 Intentionally Omitted.

-76-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

29.30 Building Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, and in connection with any Renovations, Landlord may, among other things, temporarily erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions. Landlord shall perform such Renovations in compliance with the terms of this Lease, including, without limitation, the terms of Section 1.1.3, and shall use commercially reasonable efforts to have all such work performed on a continuous basis, and once started, to be completed reasonably expeditiously, with such work being organized and conducted in a manner which will minimize any interference to Tenant’s business operations in the Premises.

29.31 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.32 Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent (not to be unreasonably withheld, conditioned, or delayed), use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be (x) appropriately insulated to prevent excessive electromagnetic fields or radiation, (y) surrounded by a protective conduit reasonably acceptable to Landlord, and (z) identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require Tenant to remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, and upon Landlord’s request, Tenant shall, at Tenant’s sole cost and expense, remove all Lines installed by Tenant, and repair any damage caused by such removal. In the event that Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Lines, Landlord may do so and may charge the cost thereof to Tenant. Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time (1) are in violation of any Applicable Laws, (2) are inconsistent with then-existing industry standards (such as the standards promulgated by the National Fire Protection Association (e.g., such organization’s “2002 National Electrical Code”)), or (3) otherwise represent a dangerous or potentially dangerous condition.

-77-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

29.33 Hazardous Substances.

29.33.1 Definitions. For purposes of this Lease, the following definitions shall apply: “Hazardous Material(s)” shall mean any solid, liquid or gaseous substance or material that is described or characterized as a toxic or hazardous substance, waste, material, pollutant, contaminant or infectious waste, or any matter that in certain specified quantities would be injurious to the public health or welfare, or words of similar import, in any of the “Environmental Laws,” as that term is defined below, or any other words which are intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity or reproductive toxicity and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, nuclear or radioactive matter, medical waste, soot, vapors, fumes, acids, alkalis, chemicals, microbial matters (such as molds, fungi or other bacterial matters), biological agents and chemicals which may cause adverse health effects, including but not limited to, cancers and /or toxicity. “Environmental Laws” shall mean any and all federal, state, local or quasi-governmental laws (whether under common law, statute or otherwise), ordinances, decrees, codes, rulings, awards, rules, regulations or guidance or policy documents now or hereafter enacted or promulgated and as amended from time to time, in any way relating to (i) the protection of the environment, the health and safety of persons (including employees), property or the public welfare from actual or potential release, discharge, escape or emission (whether past or present) of any Hazardous Materials or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials.

29.33.2 Compliance with Environmental Laws. Landlord covenants that during the Lease Term, Landlord shall comply with all Environmental Laws in accordance with, and as required by, the TCCs of Article 24 of this Lease. Tenant represents and warrants that, except as herein set forth, it will not use, store or dispose of any Hazardous Materials in or on the Premises. However, notwithstanding the preceding sentence, Landlord agrees that Tenant may use, store and properly dispose of commonly available household cleaners and chemicals to maintain the Premises and Tenant’s routine office operations (such as printer toner and copier toner) (hereinafter the “Permitted Chemicals”). Landlord and Tenant acknowledge that any or all of the Permitted Chemicals described in this paragraph may constitute Hazardous Materials. However, Tenant may use, store and dispose of same, provided that in doing so, Tenant fully complies with all Environmental Laws. In addition, to the current actual knowledge of Ms. Anna Orlando (Portfolio Manager for Landlord applicable to the Project), without any personal liability accruing to such individual and without investigation, there exists no Hazardous Materials on, in or under the Project, or any portion thereof, in violation of any Environmental Laws and Landlord has not, as of the date of this Lease, received any written notice of a violation of any Environmental Laws from any applicable governmental agency (including the City of San Diego and the State of California).

-78-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

29.33.3 Landlord’s Right of Environmental Audit. Landlord may, upon reasonable notice to Tenant, be granted access to and enter the Premises no more than once annually to perform or cause to have performed an environmental inspection, site assessment or audit. Such environmental inspector or auditor may be chosen by Landlord, in its sole discretion, and be performed at Landlord’s sole expense. To the extent that the report prepared upon such inspection, assessment or audit, indicates the presence of Hazardous Materials in violation of Environmental Laws, or provides recommendations or suggestions to prohibit the release, discharge, escape or emission of any Hazardous Materials at, upon, under or within the Premises, or to comply with any Environmental Laws, Tenant shall promptly, at Tenant’s sole expense, comply with such recommendations or suggestions, including, but not limited to performing such additional investigative or subsurface investigations or remediation(s) as recommended by such inspector or auditor. Notwithstanding the above, if at any time, Landlord has actual notice or reasonable cause to believe that Tenant has violated, or permitted any violations of any Environmental Law, then Landlord will be entitled to perform its environmental inspection, assessment or audit at any time, notwithstanding the above mentioned annual limitation, and Tenant must reimburse Landlord for the cost or fees incurred for such as Additional Rent.

29.33.4 Indemnifications. Landlord agrees to indemnify, defend, protect and hold harmless the Tenant Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Landlord or a Landlord Party. Tenant agrees to indemnify, defend, protect and hold harmless the Landlord Parties from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials or breach of any provision of this section, to the extent such liability, obligation, damage or costs was a result of actions caused or permitted by Tenant or a Tenant Party.

-79-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

29.34 Fitness Center. Landlord may, from time to time in its sole discretion, maintain an exercise facility at the Project (the “Fitness Center”) for use, on a non-exclusive basis, by the occupants of the Project and any other individuals approved by Landlord. So long as Tenant is not in material economic default pursuant to the terms of this Lease (beyond the applicable notice and cure periods), Tenant and its employees (in such capacity, the “Fitness Center Users”) are hereby permitted to use the Fitness Center, provided that such Fitness Center Users execute Landlord’s standard waiver of liability and release form, and otherwise satisfy the conditions identified hereinbelow. Landlord shall have the right at any time to require that a new standard waiver of liability and release form be signed by any of the Fitness Center Users as a condition of any further use of the Fitness Center by any of the Fitness Center Users. The use of the Fitness Center shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord for the Fitness Center. Landlord and Tenant acknowledge that the use of the Fitness Center by the Fitness Center Users shall be at their own risk and that the terms and provisions of Article 10 of this Lease shall apply to the use of the Fitness Center by the Fitness Center Users or the use of any equipment located therein by the Fitness Center Users (whether or not authorized), whether or not such persons have properly executed Landlord’s standard form waiver of liability and release form. Tenant shall be solely responsible for the proper use of the Fitness Center and the equipment located therein by the Fitness Center Users. Tenant agrees and acknowledges that Landlord shall provide no supervision of use of the Fitness Center made by the Fitness Center Users. In the event that Tenant becomes aware of any defect, damage to or other problem with the equipment in the Fitness Center, or any other unsafe condition in the Fitness Center, Tenant shall immediately notify Landlord in writing of such condition. Tenant acknowledges that the provisions of this Section 29.34 shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Fitness Center (or any other fitness facility) throughout the Lease Term, and Landlord shall have the right, in Landlord’s sole and absolute discretion, to expand, contract, eliminate or otherwise modify the Fitness Center. No expansion, contraction, elimination or modification of the Fitness Center, and no termination of Tenant’s or the Fitness Center Users’ rights to the Fitness Center shall entitle Tenant to an abatement or reduction in Rent, constitute a constructive eviction, or result in an event of default by Landlord under this Lease; provided, however, that to the extent that Tenant’s use of the Fitness Center is terminated (other than on a temporary basis), the Direct Expenses for the Base Year shall be adjusted as appropriate to account for any new use of the space. Any and all fees, costs and expenses relating to operating, managing, owning and maintaining the Fitness Center shall be included as part of Operating Expenses.

29.35 Water Sensors. As part of the Improvements to be constructed by Landlord pursuant to the Work Letter, Landlord shall be responsible for the initial installation of web- enabled wireless water leak sensor devices designed to alert the Tenant on a twenty-four (24) hour seven (7) day per week basis if a water leak is occurring in the Premises (which water sensor device(s) located in the Premises shall be referred to herein as “Water Sensors”). The Water Sensors shall be initially installed by Landlord in any areas in the Premises where water is initially contemplated to be utilized (such as sinks, pipes, faucets, water heaters, coffee machines, ice machines, water dispensers and water fountains), and Tenant shall be responsible for the installation of Water Sensors in any such areas where water is subsequently utilized (i.e., those not contemplated by the initial build-out) and in reasonable locations that may be designated from time to time by Landlord (the “Sensor Areas”). In connection with any Alterations affecting or relating to any Sensor Areas, Landlord may require Water Sensors to be installed or updated in Landlord’s sole but reasonable discretion. With respect to the installation of any such Water Sensors, Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor reasonably designated by Landlord, and comply with all of the other provisions of Article 8 of this Lease. Tenant shall, at Tenant’s sole cost and expense, pursuant to Article 7 of this Lease keep any Water Sensors located in the Premises (whether installed by Tenant or someone else) in good working order, repair and condition at all times during the Lease Term and comply with all of the other provisions of Article 7 of this Lease. Subject to Landlord’s obligations in the Work Letter, Landlord has neither an obligation to monitor, repair or otherwise maintain the Water Sensors, nor an obligation to respond to any alerts it may receive from the Water Sensors or which may be generated from the Water Sensors. Upon the expiration of the Lease Term, or immediately following any earlier termination of this Lease, Tenant shall have no obligation to remove such water sensors and Tenant shall leave the Water Sensors in place together with all necessary user information such that the same may be used by a future occupant of the Premises (e.g., the water sensors shall be unblocked and ready for use by a third-party). If Tenant is required to remove the Water Sensors pursuant to the foregoing and Tenant fails to complete such removal and/or fails to repair any damage caused by the removal of any Water Sensors, Landlord may do so and may charge the cost thereof to Tenant.

-80-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

29.36 LEED Certification. Landlord may, in Landlord’s sole and absolute discretion, elect to apply to obtain or maintain a LEED certification for the Project (or portion thereof), or other applicable certification in connection with Landlord’s sustainability practices for the Project (as such sustainability practices are to be determined by Landlord, in its sole and absolute discretion, from time to time). In the event that Landlord elects to pursue such an aforementioned certification, Tenant shall, at Tenant’s sole cost and expense, reasonably cooperate with the Landlord’s efforts in connection therewith and provide Landlord with any non-proprietary documentation it may need in order to obtain or maintain the aforementioned certification (which cooperation may include, but shall not be limited to, Tenant complying with certain standards pertaining to the purchase of materials used in connection with any Alterations or improvements undertaken by the Tenant in the Project, the sharing of documentation pertaining to any Alterations or improvements undertaken by Tenant in the Project with Landlord, and the sharing of Tenant’s billing information pertaining to trash removal and recycling related to Tenant’s operations in the Project); provided, however, in no event shall Tenant be required to incur any additional costs (other than nominal costs) in connection with the foregoing.

29.37 Utility Billing Information. Tenant will be permitted to contract directly for the provision of electricity services to the Premises with the third-party provider thereof, and upon Landlord’s reasonable request, Tenant shall permit Landlord to contact the applicable utility company on Tenant’s behalf in order to obtain copies of the invoices for such items from the applicable provider, and Tenant shall promptly cooperate with Landlord in connection therewith (which cooperation may include, but shall not be limited to, contacting the utility company itself or signing such paperwork as necessary in order for Landlord to obtain the relevant invoices). If Tenant is permitted to contract directly for the provision of gas and/or water services to the Premises with the third-party provider thereof (in Landlord’s sole and absolute discretion), and upon Landlord’s reasonable request, Tenant shall provide Landlord with copies of the invoices for such items from the applicable provider.

29.38 Green Cleaning/Recycling. To the extent a “green cleaning program” and/or a recycling program is implemented by Landlord in the Building and/or Project (each in Landlord’s sole and absolute discretion), Tenant shall comply with the provisions of each of the foregoing programs (e.g., Tenant shall separate waste appropriately so that it can be efficiently processed by Landlord’s particular recycling contractors); provided, however, in no event shall Tenant be required to incur any additional costs (other than nominal costs) as a result of such program.

-81-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

29.39 FF&E. Promptly following Tenant’s execution and delivery of this Lease (i) Tenant shall execute and deliver a Bill of Sale in a form materially consistent with that attached hereto as Exhibit I (the “Bill of Sale”), and (ii) Tenant shall deliver to Landlord consideration in the amount set forth therein to Landlord, and following Landlord’s receipt of the foregoing items, Landlord shall deliver the “FF&E” (as the same is listed and described in the Bill of Sale) to Tenant in the condition set forth in the Bill of Sale. Landlord shall execute the Bill of Sale at the time Landlord executes this Lease or promptly thereafter. Landlord acknowledges and agrees that Landlord shall reimburse Tenant for any costs and expenses incurred by Tenant to relocate the FF&E to the first (1st) floor of the Building and shall store the FF&E on the first (1st) floor of the Building at no charge to Tenant until such time as Tenant relocates the FF&E to the Premises, at Tenant’s cost and expense, upon Tenant’s occupancy of the same.

29.40 Replacing the Carpeting in the Common Area Corridor on the Fifth (5th) Floor. In the event that Tenant leases Suite 525, whether as part of the First Refusal Space, the First Offer Space or otherwise, and Tenant elects not to capture the common area corridor identified on Exhibit A-3 attached hereto (the “5th Floor Common Area Corridor”) as part of the usable square footage of Suite 525, Landlord shall, on a one-time basis at Landlord’s expense (and not as part of any improvement allowance granted to Tenant in connection with its leasing of Suite 525), prior to Tenant’s occupancy of Suite 525, install new Building-standard carpet in such 5th Floor Common Area Corridor reasonably consistent with the carpet located in the other common area corridors located in the Building or the carpet located in portion of the Premises located on the fifth (5th) floor of the Building (as determined by Landlord).

[Signatures follow on next page]

-82-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”:

KILROY REALTY, L.P., a Delaware limited partnership

BY:	Kilroy Realty Corporation,
a Maryland corporation,
general partner

By:	/s/ A. Christian Krogh
Name:	A. Christian Krogh
Its:	VP, Asset Management

By:	/s/ John T. Fucci
Name:	John T. Fucci
Its:	Sr. VP, Asset Management

“TENANT”:

SANTARUS, INC.,
a Delaware corporation

By:	/s/ Gerald T. Proeul
Name:	Gerald Proeul
Its:	President & CEO

By:	/s/ Debra Crawford
Name:	Debra Crawford
Its:	Sr. VP & CFO

*NOTE:

If Tenant is a California corporation, then one of the following alternative requirements must be satisfied:

(A) This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must identify the two (2) capacities.

(B) If the requirements of (A) above are not satisfied, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Lease.

If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord evidence in a form reasonably acceptable to Landlord that the signatory(ies) is (are) authorized to execute this Lease.

-83-	KILROY REALTY KILROY CENTRE DEL MAR [Santarus, Inc.]

EXHIBIT C

FFE